PROSPECTUS

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-201884

Jones Energy Holdings, LLC

Jones Energy Finance Corp.

Offer to Exchange

up to

$500,000,000 of 6.750% Senior Notes due 2022

that have been registered under the Securities Act of 1933

for

$500,000,000 of 6.750% Senior Notes due 2022

that have not been registered under the Securities Act of 1933

The exchange offer and withdrawal rights will expire at 5:00 p.m., New York City time, on March 23, 2015 unless extended.

We are offering to exchange up to $500,000,000 aggregate principal amount of our outstanding 6.750% Senior Notes due 2022, or the outstanding notes, for new notes with substantially identical terms that have been registered under the Securities Act of 1933, as amended, or the Securities Act, and are freely transferable, which we refer to herein as the “exchange notes” and, together with the outstanding notes, the “notes”. We issued the outstanding notes on April 1, 2014 in a transaction not requiring registration under the Securities Act. We are offering you exchange notes in exchange for outstanding notes in order to satisfy our registration obligations from that previous transaction. The exchange notes will represent the same debt as the outstanding notes, and we will issue the exchange notes under the same indenture as the outstanding notes. The exchange notes offered hereby, together with any outstanding notes that remain outstanding after the completion of the exchange offer, will be treated as a single class under the indenture governing them.

Please read “Risk Factors” on page 12 of this prospectus for a discussion of factors you should consider before participating in the exchange offer.

We will exchange for an equal principal amount of exchange notes all outstanding notes that you validly tender and do not validly withdraw before the exchange offer expires. You may withdraw tenders of outstanding notes at any time prior to the expiration of the exchange offer. The exchange procedure is more fully described in “The Exchange Offer — Procedures for Tendering.” If you fail to tender your outstanding notes, you will continue to hold unregistered notes that you will not be able to transfer freely.

The terms of the exchange notes are substantially identical to the outstanding notes, except that the transfer restrictions, registration rights and provisions for additional interest applicable to the outstanding notes do not apply to the exchange notes.

Please read “Description of Exchange Notes” for more details on the terms of the exchange notes. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer.

Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of any such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to make this prospectus available for a period ending on the earlier of August 19, 2015 and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 23, 2015.

This prospectus incorporates by reference business and financial information about us that is not included in or delivered with this prospectus. We will provide to each person, including any beneficial owner to whom a prospectus is delivered, a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost.  Requests should be made by writing or telephoning us at the following address: Jones Energy, Inc., 807 Las Cimas Parkway, Suite 350, Austin, Texas 78746, Attn: Investor Relations, telephone number: (512) 328-2953, internet web site: www.jonesenergy.com. To obtain timely delivery, you must request the information no later than March 16, 2015, or the date which is five business days before the expiration date of this offer.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC. We may add, update or change in a prospectus supplement any information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information described under “Where You Can Find More Information” before you make any investment decision.

We have not authorized any person to provide you with any information or represent anything about us other than what is contained in this prospectus. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the units offered hereunder, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER RSA 421-B WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXCEPTION OR EXEMPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT, ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith file reports, proxy or information statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The phone number is 1-800-732-0330. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the securities being offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the securities offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the SEC. In addition, the registration statement may be accessed at the SEC’s web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

In addition, our filings are available on our website at www.jonesenergy.com. Information on our website or any other website is not incorporated by reference in this prospectus and is not a part of this prospectus.

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. We incorporate by reference the documents listed below. We also incorporate by reference each of the documents that we file with the SEC (excluding any information furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K) on or after the date of the initial registration statement and prior to the effectiveness of the registration statement and on or after the date of this prospectus and prior to the completion of this offering. Any statement contained in the filings (or portions of filings) incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any filing by us with the SEC prior to the completion of this offering modifies, conflicts with or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

•                  our Annual Report on Form 10-K for the year ended December 31, 2013 filed on March 14, 2014, including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement for our 2014 Annual Meeting of Shareholders filed on March 22, 2014 (excluding Part II, Item 8, which has been updated by our Current Report on Form 8-K filed on February 5, 2015);

•                  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014 filed on May 9, 2014; our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 filed on August 8, 2014; and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 filed on November 10, 2014 (excluding Part I, Item 1, which has been updated by our Current Report on Form 8-K filed on February 5, 2015);

•                  our Current Reports on Form 8-K filed on March 24, 2014, April 1, 2014, May 2, 2014, May 27, 2014, July 22, 2014 February 5, 2015 and February 13, 2015; and

•                  our Current Reports on Form 8-K/A dated December 18, 2013 (filed on March 5, 2014), dated March 28, 2014 (filed on March 28, 2014) and dated February 10, 2015 (filed on February 18, 2015).

You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:

Jones Energy, Inc.

Attention: Investor Relations

807 Las Cimas Parkway

Suite 350

Austin, TX 78746

(512) 328-2953

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “plan,” “seek,” “good,” “strategy,” “forecast,” “future,” “likely,” “should,” “aim,” “continue,” “objective,” “prospective,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included in this prospectus. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, actions and developments including:

•                  business strategy;

•                  estimated current and future net reserves and present value thereof;

•                  drilling and completion of wells including our identified drilling locations;

•                  cash flows and liquidity;

•                  financial strategy, budget, projections and operating results;

•                  the timing and extent of changes in prices and demand for oil, natural gas and NGLs;

•                  customers’ elections to reject ethane and include it as part of the natural gas stream;

•                  timing and amount of future production of oil and natural gas;

•                  availability and cost of drilling, completion and production equipment;

•                  availability and cost of oilfield labor;

•                  the amount, nature and timing of capital expenditures, including future development costs;

•                  availability and terms of capital;

•                  development results from our identified drilling locations;

•                  ability to generate returns and pursue opportunities;

•                  marketing of oil, natural gas and NGLs;

•                  property acquisitions and dispositions;

•                  the availability, cost and terms of, and competition for, mineral licenses and leases and other permits and rights-of-way and our ability to maintain mineral licenses and leases;

•                  costs of developing our properties and conducting other operations;

•                  general economic conditions and the commodity price environment;

•                  competitive conditions in our industry;

•                  effectiveness and extent of our risk management activities;

•                  estimates of future potential impairments;

•                  environmental and endangered species regulations and liabilities;

•                  counterparty credit risk;

•                  the extent and effect of any hedging activities engaged by us;

•                  the impact of, and changes in, governmental regulation of the oil and natural gas industry, including tax laws and regulations, environmental, health and safety laws and regulations and laws and regulations with respect to derivatives and hedging activities;

•                  developments in oil-producing and natural gas-producing countries;

•                  uncertainty regarding our future operating results;

•                  weather, including its impact on oil and natural gas demand and weather-related delays on operations;

•                  technology; and

•                  plans, objectives, expectations and intentions contained in this report that are not historical.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development and production of oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under “Risk Factors” in this prospectus and in our 2013 Annual Report, in our Quarterly Reports on Form 10-Q and in the other documents we incorporate by reference herein.

Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

PROSPECTUS SUMMARY

This summary highlights information appearing in other sections of this prospectus and in the reports incorporated by reference in this prospectus. Because this is a summary, it may not contain all of the information that may be important to you and to your investment decision. The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto included elsewhere or incorporated by reference in this prospectus. You should read this entire prospectus, the documents incorporated by reference and the other documents to which we refer herein carefully and should consider, among other things, the matters set forth in “Risk Factors” before deciding to invest in the notes.

Unless indicated otherwise in this prospectus or the context requires otherwise, all references to “Jones Energy,” the “Company,” “our company,” “we,” “our” and “us” refer to Jones Energy, Inc. and its subsidiaries, including Jones Energy Holdings, LLC, or JEH LLC. As the sole managing member of JEH LLC, Jones Energy, Inc. is responsible for all operational, management and administrative decisions relating to JEH LLC’s business and consolidates the financial results of JEH LLC and its subsidiaries, including Jones Energy Finance Corp. As a result, all financial and operating data presented in this prospectus are those of Jones Energy, Inc. on a consolidated basis. References to the “Issuers” refer to Jones Energy Holdings, LLC and Jones Energy Finance Corp., and references to the “Parent” refer solely to Jones Energy, Inc. and not any of its subsidiaries. References to the “guarantors” refer collectively to Jones Energy, Inc., Nosley Assets, LLC and Jones Energy, LLC. References to “Metalmark Capital” are to Metalmark Capital Partners (C) II, L.P. and its affiliated investment funds. Jones Energy, Inc. is a holding company whose sole material asset is an equity interest in Jones Energy Holdings, LLC. The estimates of our proved reserves included in this prospectus or incorporated by reference in this prospectus as of December 31, 2011, 2012 and 2013 are based on reserve reports prepared for Jones Energy by Cawley, Gillespie & Associates, Inc., independent petroleum engineers, or Cawley Gillespie.

Our Company

We are an independent oil and gas company engaged in the exploration, development, production and acquisition of oil and natural gas properties in the Anadarko and Arkoma basins of Texas and Oklahoma. Our CEO, Jonny Jones, founded our predecessor company in 1988 in continuation of his family’s long history in the oil and gas business, which dates back to the 1920s. We have grown rapidly by leveraging our focus on low cost drilling and completions and our horizontal drilling expertise to develop our inventory and execute several strategic acquisitions. We have accumulated extensive knowledge and experience in developing the Anadarko and Arkoma basins, having concentrated our operations in the Anadarko basin for over 25 years and applied our knowledge to the Arkoma basin since 2011.

Our operations are focused on horizontal drilling and completions within two distinct basins in the Texas Panhandle and Oklahoma: (i) the Anadarko Basin—targeting the liquids-rich Cleveland, Granite Wash, Tonkawa and Marmaton formations; and (ii) the Arkoma Basin—targeting the Woodford shale formation. We optimize returns through a disciplined emphasis on controlling costs and promoting operational efficiencies, and we believe we are recognized as one of the lowest-cost drilling and completion operators in the Cleveland and Woodford shale formations.

As of December 31, 2013, our total estimated proved reserves were 89.0 MMBoe, of which 56% were classified as proved developed reserves. Approximately 19% of our total estimated proved reserves as of December 31, 2013 consisted of oil, 37% consisted of NGLs, and 44% consisted of natural gas. As of December 31, 2013, our properties included 835 gross producing wells.

The Issuers

Jones Energy Holdings, LLC, or JEH LLC, is a Delaware limited liability company formed in December 2009. JEH LLC acts as a holding company of operating subsidiaries that own and operate our assets that are used in the exploration, development, production and acquisition of oil and natural gas properties. Jones Energy Finance Corp. is a Delaware corporation formed in March 2014. Jones Energy Finance Corp. is a wholly owned subsidiary of JEH LLC that has no material assets and was formed for the sole purpose of co-issuing some of JEH LLC’s debt, including the notes. The Issuers’ principal executive offices are located at 807 Las Cimas Parkway, Suite 350, Austin, Texas 78746, and its telephone number is (512) 328 2953.

Corporate Sponsorship and Structure

Jones Energy, Inc. was incorporated as a Delaware corporation in March 2013. The Parent is a holding company whose sole material asset consists of units in JEH LLC, or JEH LLC Units. As the sole managing member of JEH LLC, the Parent is responsible for all operational, management and administrative decisions relating to JEH LLC’s business and consolidates the financial results of JEH LLC and its subsidiaries, including Jones Energy Finance Corp. The Parent’s principal executive offices are located at 807 Las Cimas Parkway, Suite 350, Austin, Texas 78746, and its telephone number is (512) 328-2953.

Exchange Offer

On April 1, 2014, we completed the private offering of $500 million aggregate principal amount of 6.750% Senior Notes due 2022. As part of that offering, we entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed, among other things, to deliver this prospectus to you and to complete an exchange offer for the outstanding notes. Below is a summary of the exchange offer.

Outstanding Notes	On April 1, 2014, we completed a private placement of $500 million aggregate principal amount of 6.750% Senior Notes due 2022.

Exchange Notes

Notes of the same series as the outstanding notes, the issuance of which has been registered under the Securities Act. The terms of the exchange notes are identical in all material respects to those of the outstanding notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the outstanding notes do not apply to the exchange notes.

Terms of the Exchange Offer

We are offering to exchange a like amount of exchange notes for our outstanding notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. In order to be exchanged, an outstanding note must be properly tendered and accepted. All outstanding notes that are validly tendered and not withdrawn will be exchanged. As of the date of this prospectus, there is $500 million aggregate principal amount of 6.750% Senior Notes due 2022 outstanding. We will issue exchange notes promptly after the expiration of the exchange offer.

Expiration Time	The exchange offer will expire at 5:00 p.m., New York City time, on March 23, 2015, unless extended.

Procedures for Tendering Outstanding Notes

Prior to the expiration time, a tendering holder must transmit to the exchange agent a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, or if outstanding notes are tendered in accordance with the book-entry procedures, an agent’s message. In addition, a tendering holder must deliver a timely confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at DTC, the book-entry transfer facility, along with the letter of transmittal or agent’s message. Holders of outstanding notes are urged to contact their brokers, dealers, commercial banks, trust companies or other nominee promptly to discuss tendering the outstanding notes pursuant to the exchange offer. See “The Exchange Offer—Procedures for Tendering.”

Letters of transmittal should not be sent to us. Such letters should only be sent to the exchange agent. Questions regarding how to tender outstanding notes and requests for information should be directed to the exchange agent. See “The Exchange Offer—Exchange Agent.”

Guaranteed Delivery Procedures	None.

Acceptance of Outstanding Notes for Exchange; Issuance of Exchange Notes

Subject to the conditions stated in “The Exchange Offer—Conditions to the Exchange Offer,” we will accept for exchange any and all outstanding notes which are properly tendered in the exchange offer before the expiration time. The exchange notes will be delivered promptly after the expiration time.

Interest Payments on the Exchange Notes

The exchange notes will bear interest from the date interest was most recently paid on the outstanding notes. If your outstanding notes are accepted for exchange, then you will receive interest on the exchange notes (including any accrued but unpaid additional interest on the outstanding notes) and not on the outstanding notes.

Withdrawal Rights	You may withdraw your tender of outstanding notes at any time before the expiration time.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions. We may assert or waive these conditions in our sole discretion. See “The Exchange Offer—Conditions to the Exchange Offer” for more information.

Resales of Exchange Notes

Based on interpretations by the staff of the Commission in no-action letters issued to third parties, we believe that you may transfer exchange notes issued under the exchange offer in exchange for the outstanding notes if:

•                  you acquire the exchange notes in the ordinary course of your business; and

•                  you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such exchange notes.

You may not participate in the exchange offer if you are:

•                  an “affiliate” within the meaning of Rule 405 under the Securities Act of Jones Energy Holdings, LLC or Jones Energy Finance Corp.; or

•                  a broker-dealer that acquired outstanding notes directly from us.

If you fail to satisfy any of the foregoing conditions, you will not be permitted to tender your outstanding notes in the exchange offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of your outstanding notes unless such sale is made pursuant to an exemption from such requirements.

Each broker or dealer that receives exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell, resale or other transfer of the exchange notes issued in the exchange offer, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the exchange notes. See “The Exchange Offer—Resales of Exchange Notes.”

Certain U.S. Federal Income Tax Considerations

The exchange of exchange notes for outstanding notes in the exchange offer will not be a taxable event to for U.S. federal income tax purposes. Please read “Certain United States Federal Income Tax Considerations.”

Exchange Agent

Wells Fargo Bank, National Association is serving as the exchange agent in connection with the exchange offer. The address and telephone and facsimile numbers of the exchange agent are listed under the heading “The Exchange Offer—Exchange Agent.”

Use of Proceeds

We will not receive any proceeds from the issuance of exchange notes in the exchange offer. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement. We will pay all expenses incident to the exchange offer. See “Use of Proceeds” and “The Exchange Offer—Fees and Expenses.”

THE EXCHANGE NOTES

The summary below describes the principal terms of the exchange notes. The terms and conditions described below are subject to important limitations and exceptions. The “Description of Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

Issuers

Jones Energy Holdings, LLC, a Delaware limited liability company and a direct subsidiary of Jones Energy, Inc., and Jones Energy Finance Corp., a Delaware corporation. Jones Energy Finance Corp. is a wholly owned subsidiary of Jones Energy Holdings, LLC that has no material assets and was formed for the sole purpose of co issuing some of Jones Energy Holdings, LLC’s debt, including the notes.

Notes Offered

$500,000,000 aggregate principal amount of 6.750% Senior Notes due 2022. The terms of the exchange notes are identical in all material respects to those of the outstanding notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the outstanding notes do not apply to the exchange notes

Maturity	April 1, 2022.

Interest	6.75% per annum.

Interest Payment Dates

April 1 and October 1 of each year, with the next payment due on April 1, 2015. Interest on the exchange notes will accrue from October 1, 2014, the last interest payment date on which interest was paid on the outstanding notes.

Ranking

The exchange notes will be the unsecured senior obligations of the Issuers. Accordingly, they will rank:

•                  equally in right of payment with the Issuers’ existing and future senior indebtedness;

•                  senior in right of payment to all of the Issuers’ future subordinated indebtedness;

•                  effectively subordinated to all of the Issuers’ existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness, including amounts outstanding under the Issuers’ senior secured revolving credit facility; and

•                  structurally subordinated to all future indebtedness and obligations of any subsidiaries that are not guarantors of the notes.

Guarantees

The exchange notes will be jointly and severally guaranteed on a senior unsecured basis by our Parent and by our existing subsidiaries (other than the co issuer and two immaterial subsidiaries) and certain future subsidiaries, which we refer to as the “subsidiary guarantors” and, together with the Parent, as the “guarantors.” The guarantees of the exchange notes will rank:

•                  equally in right of payment with all of the existing and future senior debt of our guarantors;

•                  senior in right of payment to all of the future subordinated indebtedness of our guarantors;

•                  effectively junior to all existing and future secured indebtedness of our guarantors, including their guarantees under our revolving credit facility,

to the extent of the value of the collateral securing such indebtedness; and

•                  structurally junior to all existing and future debt and other liabilities (including trade payables) of any subsidiaries of the guarantors that are not guarantors of the notes.

Optional Redemption

Beginning on April 1, 2017, we may on any one or more occasions redeem some or all of the exchange notes at the redemption prices listed under “Description of Exchange Notes—Optional Redemption,” together with accrued and unpaid interest on the exchange notes to the date of redemption, if any. Prior to April 1, 2017, we may on any one or more occasions redeem some or all of the exchange notes at the “make whole” redemption price described under “Description of Exchange Notes—Optional Redemption,” together with accrued and unpaid interest on the notes, if any, to the date of redemption.

In addition, on any one or more occasions prior to April 1, 2017, we may redeem up to 35% of the exchange notes with an amount of cash not greater than the net cash proceeds of certain sales of our equity securities at 106.750% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, if at least 65% of the aggregate principal amount of the exchange notes originally issued under the indenture remains outstanding after such redemption and the redemption occurs within 180 days after the date of the closing of such equity offering. See “Description of Exchange Notes—Optional Redemption.”

Change of Control

Upon a change of control (as defined under “Description of Exchange Notes—Certain Definitions”), we must offer to repurchase the exchange notes at 101% of the principal amount of the exchange notes, plus accrued and unpaid interest, if any, to the date of repurchase.

Certain Covenants

The indenture governing the exchange notes contains covenants that, among other things, limit the ability of the Issuers and their restricted subsidiaries to:

•                  incur or guarantee additional indebtedness or issue certain preferred stock;

•                  pay dividends on capital stock or redeem, repurchase or retire capital stock or subordinated indebtedness;

•                  transfer or sell assets;

•                  make investments;

•                  create certain liens;

•                  enter into agreements that restrict dividends or other payments from our restricted subsidiaries to us;

•                  consolidate, merge or transfer all or substantially all of our assets;

•                  engage in transactions with affiliates; and

•                  create unrestricted subsidiaries.

The Parent will generally not be subject to these restrictive covenants. These covenants are subject to important exceptions and qualifications that are described under “Description of Exchange Notes—Certain Covenants.” Many of these covenants will be suspended if the notes are rated investment Standard & Poor’s or Moody’s.

Governing Law	The notes and the indenture are governed by New York law.

Use of Proceeds

We will not receive proceeds from the issuance of the exchange notes offered hereby. In consideration for issuing the exchange notes in exchange for outstanding notes as described in this prospectus, we will receive outstanding notes of like principal amount. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled.

Consequences of Failure to Exchange Outstanding Notes

If you do not exchange your outstanding notes for exchange notes under the exchange offer, the outstanding notes you hold will continue to be subject to the existing restrictions on transfer. In general, you may not offer or sell the outstanding notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not intend to register outstanding notes under the Securities Act unless the registration rights agreement requires us to do so.

Risk Factors	See “Risk Factors” as well as other cautionary statements throughout this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in the exchange notes.

RISK FACTORS

An investment in the notes involves a significant degree of risk. You should carefully consider each of the risks described below, together with all of the other information contained in this prospectus and the documents we have incorporated by reference into this prospectus, before deciding to invest in the notes. If any of the following risks develop into actual events, our business, financial condition or results of operations could be materially adversely affected, which in turn could adversely affect our ability to satisfy our obligations under the notes and the guarantees of the notes. Consequently, you may lose all or part of your investment. The risks described below are not the only ones facing us. Additional risks not presently known to us or which we currently consider immaterial may also adversely affect us.

Risks Related to the Exchange Offer

If you fail to exchange outstanding notes, existing transfer restrictions will remain in effect and the market value of outstanding notes may be adversely affected because they may be more difficult to sell.

If you fail to exchange outstanding notes for exchange notes under the exchange offer, then you will continue to be subject to the existing transfer restrictions on the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are sold in transactions that are registered or exempt from registration under the Securities Act and applicable state securities laws. Except in connection with this exchange offer or as required by the registration rights agreement, we do not intend to register resales of the outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the principal amount of the currently outstanding notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any currently outstanding notes that you continue to hold following completion of the exchange offer.

Risks Related to the Exchange Notes

Our leverage and debt service obligations may adversely affect our financial condition, results of operations, business prospects and our ability to make payments on the exchange notes.

As of September 30, 2014, we had approximately $770 million of total long-term debt, including the notes, and total additional borrowing capacity of $280 million under our senior secured revolving credit facility. Our level of indebtedness could affect our operations in several ways, including the following:

•                  require us to dedicate a substantial portion of our cash flow from operations to service our existing debt, thereby reducing the cash available to finance our operations and other business activities;

•                  limit management’s discretion in operating our business and our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•                  increase our vulnerability to downturns and adverse developments in our business and the economy generally;

•                  limit our ability to access the capital markets to raise capital on favorable terms or to obtain additional financing for working capital, capital expenditures or acquisitions or to refinance existing indebtedness;

•                  place restrictions on our ability to obtain additional financing, make investments, lease equipment, sell assets and engage in business combinations;

•                  make it more likely that a reduction in our borrowing base following a periodic redetermination could require us to repay a portion of our then-outstanding bank borrowings;

•                  make us vulnerable to increases in interest rates as our indebtedness under any revolving credit facility may vary with prevailing interest rates;

•                  place us at a competitive disadvantage relative to competitors with lower levels of indebtedness in relation to their overall size or less restrictive terms governing their indebtedness; and

•                  make it more difficult for us to satisfy our obligations under the notes or other debt and increase the risk that we may default on our debt obligations.

The exchange notes and the guarantees will be unsecured obligations and will be effectively subordinated to all of our existing and future secured indebtedness and structurally subordinated to the existing and future indebtedness of any non-guarantor subsidiaries.

The exchange notes and the guarantees will be general unsecured senior obligations ranking effectively junior to all of our existing and future secured indebtedness (including all borrowings under our senior secured revolving credit facility) to the extent of the value of the collateral securing such indebtedness.

If we or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, the holders of our secured indebtedness or the secured indebtedness of such guarantor will be entitled to be paid in full from the proceeds of the assets, if any, securing such indebtedness before any payment may be made with respect to the exchange notes or the affected guarantees. Holders of the exchange notes will participate ratably in any remaining proceeds with all holders of our unsecured indebtedness, including unsecured indebtedness incurred after the exchange notes are issued that does not rank junior to the exchange notes, including trade payables and all of our other general indebtedness, based on the respective amounts owed to each holder or creditor. In any of the foregoing events, there may not be sufficient funds to pay amounts due on the exchange notes. As a result, holders of the exchange notes would likely receive less, ratably, than holders of secured indebtedness.

At September 30, 2014, we had total consolidated long-term debt, including the notes, of approximately $770 million, and total additional borrowing capacity of $280 million under our senior secured revolving credit facility.

The exchange notes will also be structurally subordinated to any indebtedness and other liabilities of any subsidiaries that do not guarantee the exchange notes. The indenture governing the exchange notes permits us to form or acquire additional subsidiaries that are not guarantors of the exchange notes, so long as they do not guarantee any of our other indebtedness. Holders of the exchange notes will have no claim as a creditor against any of our non-guarantor subsidiaries. See “Description of Exchange Notes—Brief Description of the Notes and the Note Guarantees—The Note Guarantees.”

We and the guarantors may incur substantial additional indebtedness. This could increase the risks associated with the exchange notes.

Subject to the restrictions in the indenture governing the exchange notes and in other instruments governing our other outstanding indebtedness (including our revolving credit facility), we and our subsidiaries may incur substantial additional indebtedness (including secured indebtedness) in the future. Although the indenture governing the exchange notes and our revolving credit facility contain restrictions on the incurrence of additional indebtedness by the Issuers and their restricted subsidiaries, these restrictions are subject to waiver and a number of significant qualifications and exceptions, and indebtedness incurred in compliance with these restrictions could be substantial. The Parent will not be subject to these restrictions.

If the Issuers or a guarantor incurs any additional indebtedness that ranks equally with the exchange notes (or with the guarantees thereof), including additional unsecured indebtedness or trade payables, the holders of that indebtedness will be entitled to share ratably with holders of the exchange notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us or a guarantor. This may have the effect of reducing the amount of proceeds paid to holders of the exchange notes in connection with such a distribution.

Any increase in our level of indebtedness will have several important effects on our future operations, including, without limitation, whether:

•                  we will have additional cash requirements in order to support the payment of interest on our outstanding indebtedness;

•                  increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

•                  depending on the levels of our outstanding indebtedness, our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited.

We cannot assure you that we will be able to maintain or improve our leverage position.

An element of our business strategy involves maintaining a disciplined approach to financial management. However, we are also seeking to acquire, exploit and develop additional reserves which may require the incurrence of additional indebtedness. Although we will seek to maintain or improve our leverage position, our ability to maintain or reduce our level of indebtedness depends on a variety of factors, including future performance and our future debt financing needs. General economic conditions, oil, NGL and natural gas prices and financial, business and other factors will also affect our ability to maintain or improve our leverage position. Many of these factors are beyond our control.

Our revolving credit facility and the indenture governing the exchange notes contain restrictive covenants that could limit our financial flexibility.

Our senior secured revolving credit facility and the indenture governing the exchange notes contain restrictive covenants that could limit our ability to engage in activities that may be in our long-term best interests. Our ability to borrow under our senior secured revolving credit facility is subject to compliance with certain financial covenants, including the maintenance of certain financial ratios, including a minimum current ratio and a maximum leverage ratio. Our senior secured revolving credit facility and the indenture governing the notes contain covenants, that, among other things, limit our ability to:

•                  make investments, loans and advances and the payment of dividends and other restricted payments;

•                  incur additional indebtedness;

•                  grant liens, other than liens created pursuant to the senior secured revolving credit facility and certain other permitted liens;

•                  engage in mergers, consolidations and sales of all or substantially all of our properties;

•                  engage in hedging, forward sales or swaps of our production of oil, natural gas, NGLs or other commodities; and

•                  engage in sales of assets (other than production sold in the ordinary course of business).

See “Description of Exchange Notes—Certain Covenants.” Our failure to comply with these covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all of our indebtedness. We would not have sufficient working capital to satisfy our debt obligations in the event of an acceleration of all or a significant portion of our outstanding indebtedness.

The borrowing base under our revolving credit facility is subject to periodic redetermination.

The borrowing base under our senior secured revolving credit facility, which is derived by our lenders from our estimated proved reserves, is subject to periodic redeterminations by the lenders on a semi-annual basis on February 1 and August 1 of each year. We and the administrative agent (acting at the direction of lenders holding at least 66 2/3% of the outstanding loans and letter of credit obligations) may each request one unscheduled borrowing base redetermination between each scheduled redetermination. In addition, the lenders may elect to redetermine the borrowing base upon the occurrence of certain defaults under our material operating agreements or upon the cancellation or termination of certain of our farm- out agreements. As of September 30, 2014, our borrowing base was $550 million. Reductions in our proved reserves, including our proved undeveloped reserves, may result in a reduction by our lenders in our borrowing base and in the amounts we are able to borrow under the facility. The borrowing base will also be reduced in certain circumstances as a result of our issuance of unsecured notes, our termination of certain hedging positions and our consummation of certain asset sales. In the future we could be forced to repay a portion of our then outstanding borrowings under the senior secured revolving credit facility in the event that, due to future redeterminations or reductions of our borrowing base, the outstanding borrowings exceed the redetermined or reduced borrowing base. We may not have sufficient funds to make such repayments, which could result in a default under the terms of the facility and an acceleration of the loans thereunder requiring us to negotiate renewals, arrange new financing or sell significant assets, all of which could have a material adverse effect on our business and financial results.

Many of the covenants contained in the indenture will be suspended if the notes are rated investment grade by either of Standard & Poor’s or Moody’s and no default has occurred and is continuing.

Many of the covenants in the indenture governing the notes will be suspended if the notes are rated investment grade by Standard & Poor’s or Moody’s, provided at such time no default or event of default has occurred and is continuing. These covenants include restrictions on our ability to pay dividends, to incur debt and to enter into certain transactions. There can be no assurance that the notes will ever be rated investment grade. However, termination of these covenants would allow us to engage in certain transactions that would not have been permitted while these covenants were in force, and the effects of any such transactions will be permitted to remain in place even if the notes are subsequently downgraded below investment grade. See “Description of Exchange Notes—Certain Covenants—Changes in Covenants if Notes Rated Investment Grade.”

We may not be able to generate sufficient cash to service all of our indebtedness, including the exchange notes, and may be forced to take other actions to satisfy the obligations under our indebtedness, which may not be successful.

We expect our earnings and cash flow to vary significantly from year to year due to the nature of our industry. As a result, the amount of debt that we can manage in some periods may not be appropriate for us in other periods. Additionally, our future cash flow may be insufficient to meet our debt obligations and other commitments. Any insufficiency could negatively impact our business. A range of economic, competitive, business and industry factors will affect our future financial performance, and, as a result, our ability to generate cash flow from operations and to pay our debt obligations. Many of these factors, such as oil, natural gas and NGL prices, economic and financial conditions in our industry and the global economy and initiatives of our competitors, are beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the exchange notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay planned investments and capital expenditures, or to sell assets, seek additional financing in the debt or equity markets or restructure or refinance our indebtedness, including the exchange notes. Our ability to restructure or refinance our indebtedness will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments and the indenture governing the exchange notes may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our existing credit facility and the indenture governing the exchange notes restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could have realized from them and any proceeds may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our debt service obligations.

If the Issuers are unable to comply with the restrictions and covenants in the agreements governing the exchange notes and our other indebtedness, there could be a default under the terms of these agreements, which could result in an acceleration of payment of funds that we have borrowed and would affect our ability to make principal and interest payments on the exchange notes.

Any default under the agreements governing our indebtedness that is not cured or waived by the required lenders, and the remedies sought by the holders of any such indebtedness, could make us unable to pay principal, premium, if any, and interest, or special interest, if any, on the exchange notes and substantially decrease the market value of the exchange notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest, or special interest, if any, on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the agreements governing our indebtedness (including covenants in our revolving credit facility and the indenture governing the notes), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default:

•                  the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

•                  the lenders under our revolving credit facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets; and

•                  we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to obtain waivers under our revolving credit facility to avoid being in default. If we breach our covenants under our revolving credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the facility, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may not be able to repurchase the exchange notes upon a change of control.

If we experience certain kinds of changes of control, the Issuers may be required to offer to repurchase all exchange notes at 101% of their principal amount plus accrued and unpaid interest, if any. The Issuers may not be able to repurchase the exchange notes upon a change of control because we may not have sufficient financial resources to purchase all of the exchange notes that are tendered following a change of control. In addition, the terms of our senior secured revolving credit facility or other outstanding indebtedness may prohibit us from repurchasing exchange notes upon a change of control. Our failure to repurchase the exchange notes upon a change of control could cause a default under the indenture governing the notes and could lead to a cross default under our revolving credit facility. Additionally, using cash to fund the potential consequences of a change of control may impair our ability to obtain additional financing in the future, which could negatively impact our ability to conduct our business operations. See “Description of Exchange Notes—Repurchase at the Option of Holders—Change of Control.”

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

Initially, our Parent and all of our subsidiaries (other than the co-issuer and two immaterial subsidiaries) will guarantee the exchange notes. Federal bankruptcy and state fraudulent transfer laws permit a court to avoid all or a portion of the obligations of a guarantor pursuant to its guarantee of the notes, or to subordinate any guarantor’s obligations under such guarantee to claims of its other creditors, reducing or eliminating the noteholders’ ability to recover under such guarantee. Although laws differ among these jurisdictions, in general, under applicable fraudulent transfer or conveyance laws, a guarantee could be voided as a fraudulent transfer or conveyance if (i) the guarantee was incurred with the intent of hindering, delaying or defrauding creditors; or (ii) the guarantor received less than reasonably equivalent value or fair consideration in return for incurring the guarantee and either:

•                  the guarantor was insolvent or rendered insolvent by reason of the incurrence of the guarantee or subsequently became insolvent for other reasons;

•                  the incurrence of the guarantee left the guarantor with an unreasonably small amount of capital to carry on the business; or

•                  the guarantor intended to, or believed that it would, incur debts beyond its ability to pay such debts as they mature.

A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void a guarantee, you would no longer have a claim against the guarantor. Sufficient funds to repay the outstanding notes and exchange notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the guarantor.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law of the applicable jurisdiction. Generally, a guarantor would be considered insolvent if:

•                  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•                  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•                  it could not pay its debts as they became due.

Each subsidiary guarantee contains a provision intended to limit the guarantor’s liability under the guarantee to the maximum amount that the guarantor could incur without causing the incurrence of obligations under its guarantee to be deemed a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law.

We face risks related to rating agency downgrades.

Credit rating agencies continually revise their ratings for companies that they follow, including us. In the event of a ratings downgrade, the market price of the exchange notes may be adversely affected, raising capital may become more difficult and borrowing costs under our revolving credit facility and other future borrowings may increase.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth the Ratios of Earnings to Fixed Charges for us for each of the periods indicated.

	Nine Months Ended September 30,	Fiscal Year Ended December 31,
	2014	2013	2012		2011
Ratio of Earnings to Fixed Charges (1)	2.7	1.7	0.9	(2)	3.7

(1)                                 For the purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings (loss) from continuing operations before income taxes, plus fixed charges.  Fixed charges are defined as interest expense, the amortization of deferred financing costs, and a portion of rent expense on operating leases representative of an interest factor.

(2)                                 Earnings for the year ended December 31, 2012 were insufficient to cover fixed charges by approximately $2.6 million.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes as contemplated by this prospectus, we will receive outstanding notes in a like principal amount. The form and terms of the exchange notes are identical in all respects to the form and terms of the outstanding notes, except the exchange notes do not include certain transfer restrictions, registration rights or provisions for additional interest. Outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and will not be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our outstanding indebtedness.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We sold outstanding notes in transactions that were exempt from or not subject to registration requirements under the Securities Act. Accordingly, the outstanding notes are subject to transfer restrictions.  In general, you may not offer or sell the outstanding notes unless either they are no longer subject to certain restrictions on transfer or the offer or sale is exempt from or not subject to registration under the Securities Act and applicable state securities laws.

In connection with the sale of the outstanding notes, we entered into a registration rights agreement with the initial purchasers of the outstanding notes, pursuant to which we agreed to file and to use our commercially reasonable efforts to cause a registration statement with respect to the exchange of the outstanding notes for the exchanges notes to become effective under the Securities Act. The exchange offer is to be consummated on the earliest practicable date after the registration statement has become effective, but in no event later than 360 days after April 1, 2014. We are making the exchange offer to fulfill our contractual obligations under that agreement. The exchange offer will be open for at least 20 business days. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Pursuant to the exchange offer, we will issue the exchange notes in exchange for outstanding notes. The terms of the exchange notes are identical in all material respects to those of the outstanding notes, except that the exchange notes (1) will not be subject to certain restrictions on transfer applicable to the outstanding notes and (2) will not have registration rights or provide for any increase in the interest rate related to the obligation to register. See “Description of Exchange Notes” for more information on the terms of the exchange notes.

We are not making the exchange offer to, and will not accept tenders for exchange from, holders of outstanding notes in any jurisdiction in which an exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. Unless the context requires otherwise, the term “holder” means any person in whose name the outstanding notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose outstanding notes are held of record by The Depository Trust Company, or DTC, who desires to deliver such outstanding notes by book-entry transfer at DTC.

We make no recommendation to the holders of outstanding notes as to whether to tender or refrain from tendering all or any portion of their outstanding notes pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of outstanding notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of outstanding notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisers, if any, based on their own financial position and requirements.

Terms of the Exchange

Upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange outstanding notes which are properly tendered at or before the expiration time and not withdrawn as permitted below. As of the date of this prospectus, $500 million aggregate principal amount of outstanding notes are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date on the cover page of the prospectus to all holders of outstanding notes known to us. Outstanding notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and any integral multiples of $1,000 in excess thereof.

Our acceptance of the tender of outstanding notes by a tendering holder will form a binding agreement between the tendering holder and us upon the terms and subject to the conditions provided in this prospectus and in the accompanying letter of transmittal.

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission.  Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest. These outstanding notes will be entitled to the rights and benefits such holders have under the indenture relating to the outstanding notes and the registration rights agreement, only to the extent applicable.

We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holders promptly after the expiration or termination of the exchange offer.

Expiration, Extension and Amendment

The expiration time of the exchange offer is 5:00 p.m. New York City time on March 23, 2015. However, we may, in our sole discretion, at any time or various times, extend the period of time for which the exchange offer is open and set a later expiration date. The term “expiration time” as used herein means the latest time and date to which we extend the exchange offer. If we decide to extend the exchange offer period, we will then delay acceptance of any outstanding notes by giving written notice of an extension to the holders of outstanding notes as described below. During any extension period, all outstanding notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any outstanding notes not accepted for exchange will be returned to the tendering holder after the expiration or termination of the exchange offer.

Our obligation to accept outstanding notes for exchange in the exchange offer is subject to the conditions described below under “—Conditions to the Exchange Offer.” We may decide to waive any of the conditions in our discretion. Furthermore, we reserve the right to amend or terminate the exchange offer, and to not accept for exchange any outstanding notes not previously accepted for exchange, if the conditions of the exchange offer specified below under the same heading are not fulfilled. We will give written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The prospectus supplement will be distributed to holders of the outstanding notes. If the change is made less than five business days before the expiration of the exchange offer, we will extend the offer so that the holders have at least five business days to tender or withdraw. We will notify you of any extension by means of a press release or other public announcement no later than 9:00 a.m., New York City time on the first business day after the previously scheduled expiration time.

Procedures for Tendering

To participate in the exchange offer, you must properly tender your outstanding notes to the exchange agent as described below. We will only issue exchange notes in exchange for outstanding notes that you timely and properly tender. You should follow carefully the instructions on how to tender your outstanding notes. It is your responsibility to properly tender your outstanding notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we nor the exchange agent is required to notify you of any defects in your tender.

Valid Tender

Except as described below, a tendering holder must, prior to the expiration time, transmit to Wells Fargo Bank, National Association, the exchange agent, at the address listed under the heading “—Exchange Agent”:

•                  a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal; or

•                  if outstanding notes are tendered in accordance with the book-entry procedures listed below, an agent’s message.

In addition, a tendering holder must deliver a timely confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at DTC, the book-entry transfer facility, along with the letter of transmittal or an agent’s message.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this holder.

If the letter of transmittal is signed by a person other than the registered holder of outstanding notes, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. Such powers of attorney must be signed exactly as the name of any registered holder appears on the outstanding notes.

If the letter of transmittal or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

By tendering outstanding notes pursuant to the exchange offer, each holder will represent to us that, among other things, the exchange notes are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not that person is the holder, neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of the exchange notes and the holder is not an “affiliate” of JEH LLC or Jones Energy Finance Corp. within the meaning of Rule 405 under the Securities Act. In the case of a holder that is not a broker-dealer, that holder, by tendering outstanding notes pursuant to the exchange offer, will also represent to us that the holder is not engaged in and does not intend to engage in a distribution of the exchange notes.

The method of delivery of letters of transmittal and all other required documents is at your election and risk. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal to us.

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent’s account, including by means of DTC’s Automated Tender Offer Program.

Signature Guarantees

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed, unless the outstanding notes surrendered for exchange are tendered:

•                  by a registered holder of the outstanding notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•                  for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is an “eligible guarantor institution” meeting the requirements of the registrar for the notes, which requirements include membership or participation in the Security Transfer Agent Medallion Program, or STAMP, or such other “signature guarantee program” as may be determined by the registrar for the notes in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

Book-Entry Transfer

The exchange agent will make a request to establish an account for the outstanding notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems must make book-entry delivery of outstanding notes by causing DTC to transfer those outstanding notes into the exchange agent’s account at DTC in accordance with DTC’s procedure for transfer. The participant should transmit its acceptance to DTC at or prior to the expiration time. DTC will verify this acceptance, execute a book-entry transfer of the tendered outstanding notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant.

Delivery of exchange notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile of it or an agent’s message, with any required signature guarantees and any other required documents, must be transmitted to and received by the exchange agent at the address listed under “—Exchange Agent” at or prior to the expiration time.

Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent.

Determination of Validity

We will determine in our sole discretion all questions as to the validity, form and eligibility of outstanding notes tendered for exchange. This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding. We reserve the right to reject any particular outstanding  note not properly tendered or of which our acceptance might, in our judgment or our counsel’s judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular outstanding note either before or after the expiration time, including the right to waive the ineligibility of any tendering holder. Our interpretation of the terms and conditions of the exchange offer as to any particular outstanding note either before or after the expiration time, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within a reasonable period of time.

Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of outstanding notes. Moreover, neither we, the exchange agent nor any other person will incur any liability for failing to give notification of any defect or irregularity.

Acceptance of Outstanding Notes for Exchange; Issuance of Exchange Notes

Upon the terms and subject to the conditions of the exchange offer, we will accept, promptly after the expiration time, all outstanding notes properly tendered. We will issue the exchange notes promptly after acceptance of the outstanding notes. For purposes of the exchange offer, we will be deemed to have accepted properly tendered outstanding notes for exchange when, as and if we have given written notice to the exchange agent.

In all cases, issuance of exchange notes for outstanding notes will be made only after timely receipt by the exchange agent of:

•                  a timely book-entry confirmation of the outstanding notes into the exchange agent’s account at the book-entry transfer facility;

•                  a properly completed and duly executed letter of transmittal or an agent’s message; and

•                  all other required documents.

Unaccepted or non-exchanged outstanding notes will be returned without expense to the tendering holder of the outstanding notes. In the case of outstanding notes tendered by book-entry transfer in accordance with the book-entry procedures described above, the non-exchanged outstanding notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer. For each outstanding note accepted for exchange, the holder of the outstanding note will receive a new note having a principal amount equal to that of the surrendered outstanding note.

Interest Payments on the Exchange Notes

The exchange notes will bear interest from the date interest was most recently paid. Accordingly, registered holders of exchange notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date through which interest has been paid. Outstanding notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Holders of outstanding notes whose outstanding notes are accepted for exchange will not receive any payment for accrued interest on the outstanding notes otherwise payable on any interest payment date the record date for which occurs on or after completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the outstanding notes.

Withdrawal Rights

Tenders of outstanding notes may be withdrawn at any time before the expiration time.

For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number, indicated under “—Exchange Agent” before the expiration time. Any notice of withdrawal must:

•                  specify the name of the person, referred to as the depositor, having tendered the outstanding notes to be withdrawn;

•                  identify the outstanding notes to be withdrawn, including the certificate number or numbers and principal amount of the outstanding notes;

•                  contain a statement that the holder is withdrawing its election to have the outstanding notes exchanged;

•                  be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the outstanding notes register the transfer of the outstanding notes in the name of the person withdrawing the tender; and

•                  specify the name in which the outstanding notes are registered, if different from that of the depositor.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution, unless this holder is an eligible institution. If outstanding notes have been tendered in accordance with the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes.

Any outstanding notes properly withdrawn will be deemed not to have been validly tendered for exchange. Exchange notes will not be issued in exchange unless the outstanding notes so withdrawn are validly re-tendered. Properly withdrawn outstanding notes may be re-tendered by following the procedures described under “—Procedures for Tendering” above at any time at or before the expiration time.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or exchange any exchange notes for, any outstanding notes if the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or Commission policy. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting outstanding notes for exchange in the event of such a potential violation.

We will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us the representations described under “—Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to allow us to use an appropriate form to register the exchange notes under the Securities Act.

Additionally, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the exchange offer registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will promptly give written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times prior to the expiration of the exchange offer in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer.

Resales of Exchange Notes

Based on interpretations by the staff of the SEC, as described in no-action letters issued to third parties, we believe that exchange notes issued in the exchange offer in exchange for outstanding notes may be offered for resale, resold or otherwise transferred by holders of the outstanding notes without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•                  the exchange notes are acquired in the ordinary course of the holders’ business;

•                  the holders have no arrangement or understanding with any person to participate in the distribution of the exchange notes; and

•                  the holders are not “affiliates” of JEH LLC or Jones Energy Finance Corp. within the meaning of Rule 405 under the Securities Act.

However, the SEC has not considered the exchange offer described in this prospectus in the context of a no-action letter. We cannot assure you that the staff of the SEC would make a similar determination with respect to the exchange offer as in the other circumstances. Each holder who wishes to exchange outstanding notes for exchange notes will be required to represent that it meets the above three requirements.

Any holder who is an affiliate of ours or who intends to participate in the exchange offer for the purpose of distributing exchange notes or any broker-dealer who purchased outstanding notes directly from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

•                  may not rely on the applicable interpretations of the staff of the SEC mentioned above;

•                  will not be permitted or entitled to tender the outstanding notes in the exchange offer; and

•                  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such securities were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

In addition, to comply with state securities laws, the exchange notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification, with which there has been compliance, is available. The offer and sale of the exchange notes to “qualified institutional buyers,” as defined under Rule 144A of the Securities Act, is generally exempt from registration or qualification under the state securities laws. We currently do not intend to register or qualify the sale of exchange notes in any state where an exemption from registration or qualification is required and not available.

Exchange Agent

Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal and any other required documents should be directed to the exchange agent at the address or facsimile number set forth below. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:	By Facsimile Transmission:
Wells Fargo Bank, N.A.	Wells Fargo Bank , N.A.	Wells Fargo Bank, N.A.	(877) 407-4679
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Operations	Attn: Corporate Trust
Operations
MAC N9303-121	MAC N9303-121	Northstar East Building - 12th Floor	Confirm by Telephone:
P.O. Box 1517	6th St & Marquette Avenue	608 Second Avenue South	(800) 344-5128
Minneapolis, MN 55480	Minneapolis, MN 55479	Minneapolis, MN 55402

Delivery of the letter of transmittal to an address other than as set forth above or transmission of the letter of transmittal via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery of the letter of transmittal. Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange agent.

Fees and Expenses

We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of outstanding notes, and in handling or tendering for their customers. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes on the exchange. If, however, exchange notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the outstanding notes tendered, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes in connection with the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, the outstanding notes you hold will continue to be subject to the existing restrictions on transfer. In general, you may not offer or sell the outstanding notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not intend to register the offer or sale of outstanding notes that are not exchanged in the exchange offer under the Securities Act unless the registration rights agreement requires us to do so.

Accounting Treatment

We will record the exchange notes at the same carrying value as the outstanding notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the exchange notes.

Other

Participation in the exchange offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF EXCHANGE NOTES

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” In this description, the term “Company” refers only to Jones Energy Holdings, LLC and not to any of its Subsidiaries, the term “Parent” refers only to Jones Energy, Inc. and not to any of its Subsidiaries, and the words “Finance Corp.” refer solely to Jones Energy Finance Corp. The term “Issuers” refers to the Company and Finance Corp., collectively.

The Issuers issued the outstanding notes and will issue the exchange notes pursuant to an indenture by and among themselves, the Guarantors and Wells Fargo Bank, National Association, as trustee.  The terms of the notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture are available as set forth below under “—Additional Information.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture. All references to “holders” in this description are to registered holders of the notes.

If the exchange offer is consummated, holders of outstanding notes who do not exchange their notes for exchange notes will vote together with the holders of the exchange notes for all relevant purposes under the indenture. In that regard, the indenture requires that certain actions by the holders under the indenture (including acceleration after an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of all notes issued under the indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the indenture, any outstanding notes that remain outstanding after the exchange offer will be aggregated with the exchange notes, and the holders of any outstanding notes and the exchange notes will vote together as a single series for all such purposes. Accordingly, all references in this “Description of Exchange Notes” to specified percentages in aggregate principal amount of the outstanding notes mean, at any time after the exchange offer for the outstanding notes is consummated, such percentage in aggregate principal amount of such notes and the exchange notes then outstanding.

Brief Description of the Notes and the Note Guarantees

The Notes

Like the outstanding notes, the exchange notes will be:

•                  general unsecured obligations of the Issuers;

•                  pari passu in right of payment with all existing and future senior Indebtedness of either of the Issuers;

•                  senior in right of payment to any future subordinated Indebtedness of either of the Issuers; and

•                  unconditionally guaranteed by the Guarantors.

The Note Guarantees

The notes are currently guaranteed by the Parent and all of the Company’s current Subsidiaries (other than Finance Corp. and two immaterial Subsidiaries).

Each Guarantee of the exchange notes, like each Guarantee of the outstanding notes, will be:

•                  a general unsecured obligation of the Guarantor;

•                  pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor; and

•                  senior in right of payment to any future subordinated Indebtedness of that Guarantor.

The notes and the Note Guarantees are effectively subordinated to all borrowings under the Credit Agreement, which is secured by substantially all of the assets of the Issuers and the Guarantors, and to any other future secured indebtedness that is permitted under the indenture. The notes and the Note Guarantees are structurally subordinated to all indebtedness and other liabilities of future Subsidiaries of Parent or the Company that do not guarantee the notes. See “Risk Factors—Risks Related to the Exchange Notes—The exchange notes and the guarantees will be unsecured obligations and will be effectively subordinated to all of our existing and future secured indebtedness and structurally subordinated to the existing and future indebtedness of any non-guarantor subsidiaries.”

Currently, all of the Company’s Subsidiaries are “Restricted Subsidiaries.” In addition, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” the Company may designate certain of its other Subsidiaries as “Unrestricted Subsidiaries.” The Company’s Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture and will not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any Unrestricted Subsidiary, such Unrestricted Subsidiary will pay the holders of its debt and its trade creditors before it will be able to distribute any of its assets to the Company.

Principal, Maturity and Interest

The Issuers have issued $500,000,000 in aggregate principal amount of notes. The Issuers may issue additional notes under the indenture from time to time after this offering. Any issuance of additional notes in the future will be subject to all of the covenants in the indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The initial notes and any additional notes subsequently issued under the indenture, and any exchange notes issued in exchange therefor, will be treated as a single class for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase. The Issuers will issue the notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will mature on April 1, 2022.

Interest on the notes accrues at the rate of 6.75% per annum and is payable semi-annually in arrears on April 1 and October 1, with the next payment due on April 1, 2015. The Issuers will make each interest payment to the holders of record on the immediately preceding March 15 and September 15.

If an interest payment date falls on a day that is not a business day, the interest payment to be made on such interest payment date will be made on the next succeeding business day with the same force and effect as if made on such interest payment date, and no additional interest will accrue as a result of such delayed payment.

Interest on the notes will accrue from the most recent interest date to which interest has been paid or, if no interest has been paid, from date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a holder of notes has given wire transfer instructions to the Company or the paying agent, the Issuers will pay all principal of, premium, if any, on, and interest on, that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the noteholders at their addresses set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee is acting as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders of the notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuers will not be required to transfer or exchange any note selected for redemption. Also, the Issuers will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed or between a record date and the next succeeding interest payment date.

Note Guarantees

Currently, the notes are guaranteed by Parent and by each of the Company’s current Subsidiaries (except Finance Corp. and two immaterial Subsidiaries). In the future, additional Restricted Subsidiaries of the Company may be required to guarantee the notes under the circumstances described under “—Certain Covenants—Additional Note Guarantees.” The Note Guarantees are full, unconditional, joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee are limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law, although this limitation may not be effective to prevent the Subsidiary Guarantees from being voided in bankruptcy. See “Risk Factors—Risks Related to the Exchange Notes.”

A Guarantor may not sell or otherwise dispose of, in one or more related transactions, all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than with respect to a Subsidiary Guarantor, the Company or another Subsidiary Guarantor, unless:

(1)           immediately after giving effect to such transaction or series of transactions, no Default or Event of Default exists; and

(2)           either:

(a)           the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes all the obligations of that Guarantor under its Note Guarantee and the indenture pursuant to a supplemental indenture in form reasonably satisfactory to the trustee; or

(b)           with respect to a Subsidiary Guarantor, such transaction or series of transactions does not violate the “Asset Sales” provisions of the indenture.

The Note Guarantee of a Subsidiary Guarantor will be released:

(1)           in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the “Asset Sales” provisions of the indenture;

(2)           in connection with any sale or other disposition of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the “Asset Sales” provisions of the indenture and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition;

(3)           if the Company designates any Restricted Subsidiary that is a Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

(4)           if no Default or Event of Default has occurred and is continuing, at such time as such Subsidiary Guarantor does not Guarantee any Indebtedness of the Company or any other Guarantor other than the Notes.

In addition, the Note Guarantees of all Guarantors will be released upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

Optional Redemption

At any time prior to April 1, 2017, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture, upon notice as provided in the indenture, at a redemption price equal to 106.750% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of holders of the notes on the relevant record date to receive interest on the relevant interest payment date), with an amount of cash not greater than the net cash proceeds of an Equity Offering; provided that:

(1)           at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)                                 the redemption occurs within 180 days after the date of the closing of such Equity Offering.

At any time prior to April 1, 2017, the Issuers may, on any one or more occasions, redeem all or a part of the notes, upon notice as provided in the indenture, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date.

On or after April 1, 2017, the Issuers may on any one or more occasions redeem all or a part of the notes, upon notice as provided in the indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on April 1 of the years indicated below, subject to the rights of holders of the notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2017	105.063%
2018	103.375%
2019	101.688%
2020 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Except pursuant to the preceding paragraphs and under “—Repurchase at the Option of Holders—Change of Control,” the notes will not be redeemable at the Issuers’ option prior to April 1, 2017.

Mandatory Redemption

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis (or, in the case of notes issued in global form as discussed under “—Book-Entry, Delivery and Form,” based on a method as DTC or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection as the trustee deems fair and appropriate unless otherwise required by law) unless otherwise required by law or applicable stock exchange or depositary requirements.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail (or sent electronically if DTC is the recipient) at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may be subject to one or more conditions specified in the notice of redemption.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption without condition will become due on the date fixed for redemption. Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right, except as provided below, to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuers will offer to make a cash payment (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to the date of purchase (the “Change of Control Purchase Date”), subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following any Change of Control, the Issuers will send a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes properly tendered prior to the expiration date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the indenture and described in such notice.

The Issuers will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

Promptly following the expiration of the Change of Control Offer, the Issuers will, to the extent lawful, accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer. Promptly after such acceptance, the Issuers will, on the Change of Control Purchase Date:

(1)                                 deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(2)                                 deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuers.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. The Company will announce to the holders of the notes the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable, except as described in the following paragraph. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, (2) notice of redemption of all outstanding notes has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price or (3) in connection with or in contemplation of any publicly disclosed Change of Control, the Issuers have made an offer to purchase (an “Alternate Offer”) any and all notes validly tendered at a cash price equal to or higher than the Change of Control Payment and have purchased all notes properly tendered in accordance with the terms of the Alternate Offer. Notwithstanding anything to the contrary contained in the indenture, a Change of Control Offer or Alternate Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer or Alternate Offer is made.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Company to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties or assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Agreements governing the Issuers’ other Indebtedness may contain prohibitions of certain events, including events that would constitute a Change of Control. The exercise by the holders of the notes of their right to require the Issuers to repurchase the notes upon a Change of Control could cause a default under these other agreements, even if the Change of Control itself does not, due to the financial effect of such repurchases on the Company. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain a consent or repay those borrowings, the Company will remain prohibited from purchasing notes. In that case, the Company’s failure to purchase tendered notes would constitute an Event of Default under the indenture, which could, in turn, constitute a default under the other indebtedness. Finally, the Company’s ability to pay cash to the holders of the notes upon a repurchase may be limited by the Company’s then existing financial resources. See “Risk Factors—Risks Related to the Exchange Notes—We may not be able to repurchase the exchange notes upon a change of control.”

In the event that holders of not less than 90% in aggregate principal amount of the outstanding notes accept a Change of Control Offer or Alternate Offer and the Company (or any third party making such Change of Control Offer or Alternate Offer in lieu of the Company as described above) purchases all of the notes held by such holders, the Issuers will have the right, upon not less than 30 nor more than 60 days prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment (or Alternate Offer price, in the case of an Alternate Offer) plus, to the extent not included in such payment, accrued and unpaid interest, if any, on the notes that remain outstanding, to the date of redemption (subject to the rights of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)                                 the Company (or a Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)                                 at least 75% of the consideration received in the Asset Sale by the Company or a Restricted Subsidiary and all other Asset Sales since the date of the indenture is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)                                 any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases the Company or such Restricted Subsidiary from or indemnifies the Company or such Restricted Subsidiary against further liability;

(b)                                 with respect to any Asset Sale of oil and natural gas properties by the Company or any Restricted Subsidiary where the Company or such Restricted Subsidiary retains an interest in such property, the aggregate costs and expenses of the Company or such Restricted Subsidiary related to the exploration, development, completion or production of such properties and activities related thereto which the transferee (or an Affiliate thereof) agrees to pay;

(c)                                  any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are, within 30 days of the Asset Sale, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

(d)                                 any Capital Stock or assets of the kind referred to in clause (2) or (4) of the next paragraph; and

(e)                                  any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash

Consideration received pursuant to this clause (e), not to exceed an amount equal to 10% of the Company’s Adjusted Consolidated Net Tangible Assets (determined at the time of receipt of such Designated Non-cash Consideration), with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or any Restricted Subsidiary) may apply such Net Proceeds at its option to any combination of the following:

(1)                                 to repay, repurchase or redeem any Indebtedness of the Company or a Restricted Subsidiary of the Company, other than Indebtedness that is subordinated to the notes or the Note Guarantees, is Capital Stock or is owed to an Affiliate of the Company;

(2)                                 to acquire all or substantially all of the assets, or any Capital Stock, of one or more other Persons primarily engaged in the Oil and Gas Business, if, after giving effect to any such acquisition of Capital Stock, such Person becomes a Restricted Subsidiary of the Company;

(3)                                 to make capital expenditures in respect of the Company’s or any Restricted Subsidiaries’ Oil and Gas Business; or

(4)                                 to acquire other assets that are not classified as current assets under GAAP and that are used or useful in the Oil and Gas Business.

The requirement of clause (2) or (4) of the immediately preceding paragraph shall be deemed to be satisfied if a bona fide binding contract committing to make the investment, acquisition or expenditure referred to therein is entered into by the Company or any of its Restricted Subsidiaries with a Person other than an Affiliate of the Company within the time period specified in the preceding paragraph and such Net Proceeds are subsequently applied in accordance with such contract within 180 days following the date such agreement is entered into.

Pending the final application of any Net Proceeds, the Company (or any Restricted Subsidiary) may invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this section will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, within five days thereof, the Company will make an offer (an “Asset Sale Offer”) to all holders of the notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem, on a pro rata basis, the maximum principal amount of notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds allocated to the purchase of notes, the trustee will select the notes to be purchased on a pro rata basis (except that any notes represented by a note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection as the trustee deems fair and appropriate unless otherwise required by law), based on the amounts tendered (with such adjustments as may be deemed appropriate by the Company so that only notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sales” provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Asset Sales” provisions of the indenture by virtue of such compliance.

Certain Covenants

Changes in Covenants if Notes Rated Investment Grade

If on any date following the date of the indenture:

(1)                                 the notes are rated Baa3 or better by Moody’s or BBB- or better by S&P (or, if either such entity ceases to rate the notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency); and

(2)                                 no Default or Event of Default shall have occurred and be continuing,

then, upon the Company’s delivery of notice of such events to the trustee, the covenants specifically listed under the following captions in this offering circular will be suspended:

(1)                                 “—Repurchase at the Option of Holders—Asset Sales”;

(2)                                 “—Certain Covenants—Restricted Payments”;

(3)                                 “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(4)                                 “—Certain Covenants—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(5)                                 “—Certain Covenants—Transactions with Affiliates”; and

(6)                                 clause (4) of the covenant described below under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”.

During any period that the foregoing covenants have been suspended (the “Suspension Period”), the Company’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.”

Notwithstanding the foregoing, if subsequently the ratings assigned to the notes by both such rating agencies should be below Baa3 and BBB-, the foregoing covenants will be reinstituted as of and from the earliest date both such ratings were below investment grade. Calculations under the reinstated “Restricted Payments” covenant will be made as if the “Restricted Payments” covenant had been in effect since the date of the indenture except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. Furthermore, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be deemed to have been incurred or issued pursuant to clause (2) of the definition of “Permitted Debt.”

In addition, for purposes of the covenant described under “—Transactions with Affiliates,” all agreements and arrangements entered into by the Company or any Restricted Subsidiary with an Affiliate of the Company during the Suspension Period will be deemed to have been entered into prior to the date of the indenture and permitted by clause (8) of such covenant, and for purposes of the covenant described under “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,” all contracts entered into during the Suspension Period that contain any of the restrictions contemplated by such covenant will be deemed to have been existing on the date of the indenture.

There can be no assurance that the notes will ever achieve an investment grade rating or that any such rating will be maintained.

Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)                                 declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity

Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

(2)                                 repurchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3)                                 make any payment on or with respect to, or repurchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuers or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest or principal at or within one year of the Stated Maturity thereof; or

(4)                                 make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(a)                                 no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(b)                                 the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(c)                                  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of the indenture (excluding Restricted Payments permitted by clauses (2) through (12) of the next succeeding paragraph), is less than the sum, without duplication, of:

(i)                                     50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from January 1, 2014 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(ii)                                  100% of the aggregate net cash proceeds and the Fair Market Value of property or securities other than cash (including Capital Stock of Persons, other than the Company or a Subsidiary of the Company, engaged primarily in the Oil and Gas Business or assets used in the Oil and Gas Business), in each case received by the Company since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock and net cash proceeds received from an issuance or sale of such Equity Interests to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary (unless such loans have been repaid with cash on or prior to the date of determination)); plus

(iii)                               to the extent not already included in Consolidated Net Income for such period, if any Restricted Investment that was made by the Company or any of its Restricted Subsidiaries after the date of the indenture is sold for cash (other than to the Company or any Subsidiary of the Company) or otherwise cancelled, liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment resulting from such sale, liquidation or repayment (less any out-of-pocket costs incurred in connection with any such sale); plus

(iv)                              the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the date of the indenture of any such Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Equity Interests (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property (other than such Equity Interests), distributed by the Company upon such conversion or exchange and excluding the net cash proceeds from the conversion or exchange financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary), together with the net proceeds, if any, received by the Company or any of its Restricted Subsidiaries upon such conversion or exchange; plus

(v)                                 to the extent that any Unrestricted Subsidiary of the Company designated as such after the date of the indenture is redesignated as a Restricted Subsidiary pursuant to the terms of the indenture or is merged or consolidated with or into, or transfers or otherwise disposes of all of substantially all of its properties or assets to or is liquidated into, the Company or a Restricted Subsidiary after the date of the indenture, the lesser of, as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation, (A) the Fair Market Value of the Company’s Restricted Investment in such Subsidiary (or of the properties or assets disposed of, as applicable) as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation and (B) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the indenture; plus

(vi)                              any dividends or distributions received in cash by the Company or a Restricted Subsidiary of the Company after the date of the indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Company for such period.

The preceding provisions will not prohibit:

(1)                                 the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of the indenture;

(2)                                 the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests for purposes of clause (c)(ii) of the preceding paragraph and will not be considered to be net cash proceeds from an Equity Offering for purposes of the “Optional Redemption” provisions of the indenture;

(3)                                 the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(4)                                 the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(5)                                 repurchases of Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the notes or a Note Guarantee at a purchase price not greater than (i) 101% of the principal amount of such subordinated Indebtedness in the event of a Change of Control or (ii) 100% of the principal amount of such subordinated Indebtedness in the event of an Asset Sale, in each case plus accrued and unpaid interest thereon, to the extent required by the terms of such Indebtedness, but only if:

(a)                                 in the case of a Change of Control, the Company has first complied with and fully satisfied its obligations under the provisions described under “—Repurchase at the Option of Holders—Change of Control”; or

(b)                                 in the case of an Asset Sale, the Company has complied with and fully satisfied its obligations in accordance with the covenant under the heading “—Repurchase at the Option of Holders—Asset Sales”;

(6)                                 the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent, the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Parent, the Company or any of the Company’s Restricted Subsidiaries, or the redemption of any Equity Interests of the

Company held by the Parent in connection with the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent held by any current or former officer, director or employee of the Parent, the Company or any of the Company’s Restricted Subsidiaries; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed, as of any date of determination, the sum of (a) $10.0 million plus (b) on each January 1 of each calendar year (beginning with January 1, 2015), an additional $2.5 million minus (c) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests under this item (6) from the date of this indenture to (and including) such date of determination;

(7)                                 the repurchase of Equity Interests deemed to occur upon the exercise of stock or other equity options to the extent such Equity Interests represent a portion of the exercise price of those stock or other equity options and any repurchase or other acquisition of Equity Interests is made in lieu of or to satisfy withholding taxes in connection with any exercise or exchange of stock options, warrants, incentives or other rights to acquire Equity Interests;

(8)                                 so long as no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any Preferred Stock of any Restricted Subsidiary of the Company issued on or after the date of the indenture in accordance with the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(9)                                 payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;

(10)                          Permitted Payments to Parent;

(11)                          Permitted Tax Distributions; and

(12)                          so long as no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount since the date of the indenture not to exceed $50.0 million.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, in the case of a dividend or distribution, on the date of declaration) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined, in the case of amounts in excess of $10.0 million, by an officer of the Company and, in the case of amounts in excess of $40.0 million, by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the trustee.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any Preferred Stock or Disqualified Stock; provided, however, that the Issuers may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue Preferred Stock or Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such Preferred Stock is issued, as the case may be, would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or issuances of Disqualified Stock or Preferred Stock, as applicable (collectively, “Permitted Debt”):

(1)                                 the incurrence by the Issuers and any Restricted Subsidiary of Indebtedness and letters of credit under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of (a) $750.0 million and (b) $400.0 million plus 35% of the Company’s Adjusted Consolidated Net Tangible Assets determined on the date of such incurrence;

(2)                                 the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness or any Permitted Acquisition Indebtedness;

(3)                                 the incurrence by the Issuers and the Subsidiary Guarantors of Indebtedness represented by the notes issued on the date of the indenture, the exchange notes to be  issued upon consummation of this exchange offer and the Note Guarantees;

(4)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (a) $25.0 million and (b) 2.5% of the Company’s Adjusted Consolidated Net Tangible Assets determined on the date of such incurrence;

(5)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) of the Company or any of its Restricted Subsidiaries or any Disqualified Stock of the Company, in each case that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (2), (3), (4), (5) or (11) of this paragraph;

(6)                                 the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a)                                 if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Subsidiary Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of the Company, or the Note Guarantee, in the case of a Subsidiary Guarantor; and

(b)                                 (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)                                 the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any Preferred Stock; provided, however, that:

(a)                                 any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(b)                                 any sale or other transfer of any such Preferred Stock to a Person that is not either the Company or a Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(9)                                 the Guarantee by the Issuers or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10)                          the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of self-insurance obligations or bid, plugging and abandonment, appeal, reimbursement, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business and any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations and workers’ compensation claims in the ordinary course of business; and

(11)                          the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance by the Company of any Disqualified Stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred or Disqualified Stock issued pursuant to this clause (11), not to exceed the greater of (a) $75.0 million and (b) 5.0% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence or issuance.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (11) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to divide, classify and reclassify such item of Indebtedness on the date of its incurrence, or later redivide or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant; provided that Indebtedness under Credit Facilities outstanding on the date of the indenture after giving effect to the use of proceeds of this offering will be deemed to have been incurred in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest or Preferred Stock or Disqualified Stock dividends or distributions, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness not secured by a Lien in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock or Disqualified Stock as Indebtedness due to a change in accounting principles, and the payment of dividends or distributions on Preferred Stock or Disqualified Stock in the form of additional securities of the same class of Preferred Stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock or Disqualified Stock for purposes of this covenant; provided that the amount thereof is included in Fixed Charges of the Company as accrued to the extent required by the definition of such term.

The amount of any Indebtedness outstanding as of any date will be:

(1)                                 the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)                                 the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)                                 in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)                                 the Fair Market Value of such assets at the date of determination; and

(b)                                 the amount of the Indebtedness of the other Person.

Liens

The Company will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien (the “Initial Lien”) of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless the notes or any Note Guarantee of such Restricted Subsidiary, as applicable, is secured on an equal and ratable basis with the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien.

Any Lien created for the benefit of the holders of the notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)           pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries; provided that the priority that any series of Preferred Stock of a Restricted Subsidiary has in receiving dividends, distributions or liquidating distributions before dividends, distributions or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Capital Stock for purposes of this covenant;

(2)           make loans or advances to the Company or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Company or any of its Restricted Subsidiaries to other Indebtedness incurred by the Company or any of its Restricted Subsidiaries shall not be deemed a restriction on the ability to make loans or advances); or

(3)           sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)           agreements governing Existing Indebtedness and the Credit Agreement as in effect on the date of the indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances or restrictions contained in the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2)           the indenture, the notes and the Note Guarantees;

(3)           agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances or restrictions contained therein are not, in the reasonable good faith judgment of the Chief Executive Officer and the Chief Financial Officer of the Company, materially more restrictive, taken as a whole, than those contained in the indenture, the notes and the Note Guarantees or the Credit Agreement as in effect on the date of the indenture;

(4)           applicable law, rule, regulation or order;

(5)           any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, and any amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings thereof; provided, that the encumbrances and restrictions in any such amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings are, in the reasonable good faith judgment of the Chief Executive Officer and Chief Financial Officer of the Company, no more restrictive, taken as a whole, than those in effect on the date of the acquisition; provided further, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(6)           customary non-assignment provisions in Hydrocarbon purchase and sale or exchange agreements or similar operational agreements or in licenses, easements or leases, in each case, entered into in the ordinary course of business;

(7)           purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(8)           any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9)           Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are, in the reasonable good faith judgment of the Chief Executive Officer and Chief Financial Officer of the Company, not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10)         Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Certain Covenants—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)         provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(12)         encumbrances or restrictions applicable only to a Restricted Subsidiary that is not a Domestic Subsidiary;

(13)         encumbrances or restrictions on cash or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;

(14)         customary encumbrances and restrictions contained in agreements of the types described in the definition of “Permitted Business Investments;”

(15)         agreements governing Hedging Obligations incurred in the ordinary course of business; and

(16)         any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to or entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property of such Unrestricted Subsidiary.

In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such encumbrance or restriction, an encumbrance or restriction on a specified asset or property or group or type of assets or property may also apply to all improvements, additions, repairs, attachments or accessions thereto, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.

Merger, Consolidation or Sale of Assets

Neither of the Issuers may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Issuer is the survivor), or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

(1)           either: (a) such Issuer is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that Finance Corp. may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as the Company is not a corporation;

(2)           the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of such Issuer under the notes and the indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee;

(3)           immediately after such transaction, no Default or Event of Default exists;

(4)           in the case of a transaction involving the Company and not Finance Corp., immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, either (a) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” or (b) the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction; and

(5)           such Issuer has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and such supplemental indenture, if any, comply with the indenture.

Notwithstanding anything in the indenture to the contrary, in the event the Company becomes a corporation or the Company or the Person formed by or surviving any consolidation or merger (permitted in accordance with the terms of the indenture) is a corporation, Finance Corp. may be merged into the Company or it may be dissolved and cease to be an Issuer.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to (1) any statutory conversion of the Company to a corporation or (2) any sale, assignment, transfer, conveyance, lease or other disposition of properties or assets between or among the Company and its Restricted Subsidiaries. Clause (4) of the first paragraph of this covenant will not apply to any merger or consolidation of the Company with or into one of its Restricted Subsidiaries solely for the purpose of reorganizing the Company in another jurisdiction.

Upon any consolidation or merger or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of an Issuer in accordance with the foregoing in which such Issuer is not the surviving entity, the surviving Person formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under the indenture with the same effect as if such surviving Person had been named as such Issuer in the indenture, and thereafter (except in the case of a lease of all or substantially all of such Issuer’s properties or assets), such Issuer will be relieved of all obligations and covenants under the indenture and the notes.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), involving aggregate consideration in excess of $5.0 million, unless:

(1)           the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Board of Directors of the Company, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view; and

(2)           the Company delivers to the trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, a resolution of the Board of Directors of the Company set forth in an officers’ certificate certifying that such Affiliate Transaction or series of related Affiliated Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company, if any.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)           any employment or consulting agreement, employee benefit plan, officer or director indemnification, compensation or severance agreement or any similar arrangement entered into by the Company or any of its Restricted

Subsidiaries or any direct or indirect parent of the Company in the ordinary course of business and payments pursuant thereto;

(2)           transactions between or among the Company and/or its Restricted Subsidiaries;

(3)           transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted subsidiary, an Equity Interest in, or controls, such Person;

(4)           payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries or any direct or indirect parent of the Company;

(5)           any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

(6)           Permitted Investments (other than under clauses (3), (9) or (13) of the definition thereof) and Restricted Payments that do not violate the provisions of the indenture described above under the caption “—Certain Covenants—Restricted Payments;”

(7)           Permitted Payments to Parent and Permitted Tax Distributions;

(8)           transactions effected in accordance with the terms of the agreements of the Company or any Restricted Subsidiary described in the offering circular relating to the issuance of the outstanding notes under the caption “Certain Relationships and Related Party Transactions,” as such agreements are in effect on the date of the indenture, and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is not materially less advantageous to the Company, taken as a whole, than the agreement so amended or replaced;

(9)           advances to or reimbursements of expenses incurred by employees for moving, entertainment and travel expenses and similar expenditures in the ordinary course of business;

(10)         transactions between the Company or any of its Restricted Subsidiaries and any other Person, a director of which is also on the Board of Directors of the Company or any direct or indirect parent company of the Company, and such common director is the sole cause for such other Person to be deemed an Affiliate of the Company or any of its Restricted Subsidiaries; provided, however, that such director abstains from voting as a member of the Board of Directors of the Company or any direct or indirect parent company of the Company, as the case may be, on any transaction with such other Person;

(11)         in the case of contracts for exploring for, producing, marketing, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, or other operational contracts, any such contracts entered into in the ordinary course of business and otherwise in compliance with the terms of the indenture (a) which are fair to the Company and its Restricted Subsidiaries, in the good faith determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party and (b) with respect to which the Company has complied with clause (2) of the prior paragraph; and

(12)         any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of the preceding paragraph.

Business Activities

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Finance Corp. may not incur Indebtedness unless (1) the Company is a co-issuer or guarantor of such Indebtedness or (2) the net proceeds of such Indebtedness are loaned to the Company, used to acquire outstanding debt securities issued by the Company or a

Restricted Subsidiary or used to repay Indebtedness of the Company or a Restricted Subsidiary as permitted under the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” Finance Corp. may not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Company or its Restricted Subsidiaries.

Additional Note Guarantees

If the Company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the date of the indenture that Guarantees any Indebtedness of the Company or any Subsidiary Guarantor, then that Subsidiary will become a Guarantor by executing a supplemental indenture in substantially the form specified in the indenture and delivering an opinion of counsel to the trustee within 30 days after the date that Subsidiary was acquired or created or on which it guaranteed such Indebtedness.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be either an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Certain Covenants—Restricted Payments” or represent a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company will be in default of such covenant.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Payments for Consent

The Parent and the Company will not, and will not permit any of their Subsidiaries to, directly or indirectly, pay or cause to be paid any cash consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the SEC, so long as any notes are outstanding, the Parent will furnish to the trustee and holders of notes, within the time periods specified in the rule of the SEC with respect to such filings:

(1)                                 all quarterly and annual financial and other information with respect to the Parent and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Parent were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

                                                and, with respect to the annual information only, a report on the annual financial statements by the Parent’s certified independent accountants; and

(2)                                 all current reports that would be required to be filed with the Commission on Form 8-K if the Parent were required to file such reports;

provided that the filing of the foregoing with the SEC for public availability on the SEC’s EDGAR system (or any successor) shall be deemed to satisfy the Parent’s delivery obligation with respect to the foregoing. The financial information required in clause (1) above shall be accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Parent, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand.

At any time that any of the Company’s subsidiaries are Unrestricted Subsidiaries, then the annual and quarterly financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, the Company and the Guarantors shall furnish to noteholders, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1)           default for 30 days in the payment when due of interest on the notes;

(2)           default in the payment when due (at Stated Maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3)           failure by the Issuers to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales” or “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4)           failure by the Parent for 180 days after notice from the trustee or holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with the provisions described under “—Certain Covenants—Reports”;

(5)           failure by the Parent, the Issuers or any Restricted Subsidiary for 60 days after notice to the Company by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with any of their other agreements in the indenture;

(6)           default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent, the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Parent, the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

(a)           is caused by a failure to pay principal of, premium, if any, on, or interest, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)           results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more; provided, however, that if, prior to any acceleration of the notes, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid during the 10 business day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as the case may be, any Default or Event of Default (but not any acceleration of the notes) caused by such Payment Default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(7)           failure by the Parent, the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $50.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed, for a period of 60 days;

(8)           except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(9)           certain events of bankruptcy or insolvency described in the indenture with respect to the Parent, Finance Corp., the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Parent, the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium, if any, on, and interest on, the notes.

Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of the notes unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1)           such holder has previously given the trustee written notice that an Event of Default is continuing;

(2)           holders of at least 25% in aggregate principal amount of the then outstanding notes make a written request to the trustee to pursue the remedy;

(3)           such holder or holders offer and, if requested, provide to the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

(4)           the trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)           during such 60 day period, holders of a majority in aggregate principal amount of the then outstanding notes do not give the trustee a direction inconsistent with such request.

The holders of a majority in aggregate principal amount of the then outstanding notes by written notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration and its consequences under the indenture, if the rescission would not conflict with any judgment or decree, and no continuing Default or Event of Default exists, other than a payment default resulting solely from such acceleration.

The Issuers are required to deliver to the trustee annually an officers’ certificate regarding compliance with the indenture. Upon any officer of the Company or Finance Corp. becoming aware of any Default or Event of Default, the Issuers are required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Members

No director, officer, partner, employee, incorporator, manager, member or other owner of the Capital Stock of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the notes, the indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

Legal Defeasance and Covenant Defeasance

The Issuers may at any time, at the option of their respective Boards of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of their obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)           the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, on, or interest on, such notes when such payments are due from the trust referred to below;

(2)           the Issuers’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)           the rights, powers, trusts, duties and immunities of the trustee under the indenture, and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4)           the Legal Defeasance provisions of the indenture.

In addition, the Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors released with respect to certain covenants (including the Company’s obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, all Events of Default described under “—Events of Default and Remedies” (except those relating to payments on the notes or bankruptcy or insolvency events) will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)           the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of an accounting, appraisal or investment banking firm of national standing, to pay the principal of, premium, if any, on, and interest on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date (provided that if such redemption is made as provided in the second paragraph under “—Optional Redemption,” (x) the amount of cash in U.S. dollars, non-callable Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined on such date);

(2)           in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)           such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)           the Issuers must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of the notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

(7)           the Issuers must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture, the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including additional notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes), and any existing Default or Event of Default or compliance with any provision of the indenture, the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including additional notes, if any) voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1)           reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)           reduce the principal of or change the fixed maturity of any note or alter or waive any of the provisions with respect to the redemption or repurchase of the notes (except provisions relating to minimum required notice of optional redemption or those provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3)           reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4)           waive a Default or Event of Default in the payment of principal of, premium, if any, on, or interest on, the notes (except a rescission of acceleration of the notes by the holders of a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5)           make any note payable in money other than that stated in the notes;

(6)           make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of the notes to receive payments of principal of, premium, if any, on, or interest on, the notes;

(7)           release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

(8)           make any change in the preceding amendment, supplement and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, the Issuers, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

(1)           to cure any ambiguity, defect or inconsistency;

(2)           to provide for uncertificated notes in addition to or in place of certificated notes;

(3)           to provide for the assumption of the Issuers’ or a Guarantor’s obligations to holders of the notes and Note Guarantees in the case of a merger or consolidation or disposition of all or substantially all of the Issuers’ or such Guarantor’s properties or assets, as applicable;

(4)           to make any change that would provide any additional rights or benefits to the holders of the notes or that does not adversely affect the legal rights under the indenture of any holder;

(5)           to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6)           to conform the text of the indenture, the notes or the Note Guarantees to any provision of this “Description of Exchange Notes;”

(7)           to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture;

(8)           to secure the notes or the Note Guarantees pursuant to the requirements of the covenant described above under the subheading “—Certain Covenants—Liens”;

(9)           to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided in the indenture; or

(10)         to evidence or provide for the acceptance of appointment under the indenture of a successor trustee.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. After an amendment, supplement or waiver under the indenture requiring the approval of the holders becomes effective, the Company will send to the holders a notice briefly describing the amendment, supplement or waiver. However, the failure to give such notice, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

Satisfaction and Discharge

The indenture will be satisfied and discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in the indenture), when:

(1)           either:

(a)           all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

(b)           all notes that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable within one year by reason of the giving of a notice of redemption or otherwise and either an Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal of, premium, if any, on, or interest on, the notes to the date of Stated Maturity or redemption (provided that if such redemption is made as provided in the second paragraph under “—Optional Redemption,” (x) the amount of cash in U.S. dollars, non-callable Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined by such date);

(2)           in respect of clause 1(b), no Event of Default has occurred and is continuing on the date of the deposit (other than an Event of Default resulting from the borrowing or securing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which either Issuer or any Guarantor is a party or by which either Issuer or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)           the Issuers have paid or caused to be paid all other sums payable by the Issuers under the indenture; and

(4)           the Issuers have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at Stated Maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

Wells Fargo Bank, National Association is the trustee under the indenture. Such bank is a lender under the Credit Agreement and also an affiliate of Wells Fargo Securities, LLC, which was an initial purchaser in the notes offering.

If the trustee becomes a creditor of either of the Issuers or any Guarantor, the indenture will limit the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. In case an Event of Default has occurred and is continuing, the trustee is required, in the exercise of its powers, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense.

Governing Law

The indenture, the notes and the Note Guarantees are governed by, and will be construed in accordance with, the laws of the State of New York.

Additional Information

Any prospective investor in this offering who receives this prospectus may obtain a copy of the indenture and the registration rights agreement without charge by writing to Jones Energy Holdings, LLC, 807 Las Cimas Parkway, Suite 350, Austin, Texas 78746, Attention: Chief Financial Officer.

Book-Entry, Delivery and Form

The exchange notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).

The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuers that, pursuant to procedures established by it:

(1)           upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2)           ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some jurisdictions may require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of beneficial interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, premium, if any, on, and interest, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Issuers, the Guarantors and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the Guarantors, the trustee nor any agent of the Issuers, the Guarantors or the trustee has or will have any responsibility or liability for:

(1)           any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of

DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)           any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuers that its current practice, at the due date of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee, the Issuers or the Guarantors. None of the Issuers, the Guarantors or the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and the Issuers, the Guarantors and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to the transfer restrictions set forth under “Transfer Restrictions,” transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

DTC has advised the Issuers that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuers, the Guarantors, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000, if:

(1)           DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuers fail to appoint a successor depositary within 90 days;

(2)           the Issuers, at their option but subject to DTC’s requirements, notify the trustee in writing that they elect to cause the issuance of the Certificated Notes; or

(3)           there has occurred and is continuing an Event of Default, and DTC notifies the trustee of its decision to exchange such Global Note for Certificated Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Transfer Restrictions,” unless that legend is not required by the indenture.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note, except in the limited circumstances provided in the indenture.

Same Day Settlement and Payment

The Issuers will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Issuers will make all payments of principal, premium, if any, and interest with respect to Certificated Notes in the manner described above under “—Methods of Receiving Payments on the Notes.” The notes represented by the Global Notes are eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuers that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)           Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)           Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination,

(1)           the sum of:

(a)           the discounted future net revenues from proved oil and natural gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve report prepared as of the end of the Company’s most recently completed fiscal year, which reserve report is prepared or reviewed by independent petroleum engineers as to proved reserves accounting for at least 80% of all such discounted future net revenues and by the Company’s petroleum engineers with respect to any other proved reserves covered by such report, as increased by, as of the date of determination, the estimated discounted future net revenues from:

(i)            estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries acquired since the date of such year-end reserve report, and

(ii)           estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) since the date of such year-end reserve report due to exploration, development or exploitation, production or other activities which would, in accordance with standard industry practice, cause such revisions, and decreased by, as of the date of determination, the discounted future net revenue attributable to:

(iii)          estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such year-end reserve report produced or disposed of since the date of such year-end reserve report, and

(iv)          reductions in estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such year-end reserve report attributable to downward revisions of estimates of proved oil and natural gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions;

in the case of the preceding clauses (i) through (iv), calculated on a pre-tax basis in accordance with SEC guidelines (utilizing the prices utilized in such Person’s year-end reserve report) and estimated by the Company’s petroleum engineers or any independent petroleum engineers engaged by the Company for that purpose;

(b)           the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and natural gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the last day of the Company’s most recent quarterly or annual period for which internal financial statements are available;

(c)           the Consolidated Net Working Capital of the Company and its Restricted Subsidiaries as of a date no earlier than the last day of the Company’s most recent quarterly or annual period for which internal financial statements are available; and

(d)           the greater of:

(i)            the net book value, and

(ii)           the appraised value, as estimated by independent appraisers, of other tangible assets (including Investments in unconsolidated Subsidiaries),

in each case, of the Company and its Restricted Subsidiaries as of a date no earlier than the last day of the date of the Company’s most recent quarterly or annual period for which internal financial statements are available; provided that if no such appraisal has been performed, the Company shall not be required to obtain such an appraisal and only clause (1)(d)(i) of this definition shall apply, minus, to the extent not otherwise taken into account in this clause (1), (2) the sum of:

(a)           minority interests,

(b)           any net gas balancing liabilities of the Company and its Restricted Subsidiaries as of the last day of the Company’s most recent annual or quarterly period for which internal financial statements are available;

(c)           the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company’s year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto, and

(d)           the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (1)(a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

If the Company changes its method of accounting from the successful efforts method to the full costs method or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Company were still using the successful efforts method of accounting. For the avoidance of doubt, “oil and gas reserves” shall include any reserves attributable to natural gas liquids.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any note at any time, the greater of:

(1)           1.0% of the principal amount of the note; or

(2)           the excess of:

(a)           the present value at such time of (i) the redemption price of the note at April 1, 2017 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the note through April 1, 2017 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months), over

(b)           the principal amount of the note.

“Asset Sale” means:

(1)           the sale, lease, conveyance or other disposition of any assets or rights by the Company or any of the Company’s Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sales covenant; and

(2)           the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of the Company’s Restricted Subsidiaries of Equity Interests in any of the Company’s Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)           any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $25.0 million;

(2)           a disposition of assets between or among the Company and its Restricted Subsidiaries;

(3)           an issuance or sale of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4)           the sale, lease or other disposition of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole);

(5)           licenses and sublicenses by the Company or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business;

(6)           any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7)           the granting of Liens not prohibited by the covenant described above under the caption “—Certain Covenants—Liens” and dispositions in connection with Permitted Liens;

(8)           the sale or other disposition of cash or Cash Equivalents or other financial instruments (other than Oil and Gas Hedging Contracts);

(9)           a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment;

(10)         sale or other disposition of Hydrocarbons or other mineral products in the ordinary course of business;

(11)         an Asset Swap;

(12)         dispositions of crude oil and natural gas properties; provided that at the time of any such disposition such properties do not have associated with them any proved reserves;

(13)         any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;

(14)         the abandonment, farmout, lease or sublease of developed or undeveloped Oil and Gas Properties in the ordinary course of business or which are usual and customary in the Oil and Gas Business generally or in the geographic region in which such activities occur; and

(15)         any sale or other disposition of Equity Interests in an Unrestricted Subsidiary; and

(16)         the early termination or unwinding of any Hedging Obligations.

“Asset Sale Offer” has the meaning assigned to that term in the indenture.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in the Oil and Gas Business between the Company or any of its Restricted Subsidiaries and another Person; provided that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash) to be received by the Company or such Restricted Subsidiary, and provided further that any net cash received must be applied in accordance with the provisions described above under the caption “—Repurchase at the Option of Holders—Asset Sales” if then in effect.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Board of Directors” means:

(1)           with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)           with respect to a partnership, the board of directors of the general partner of the partnership;

(3)           with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)           with respect to any other Person, the board or committee of such Person serving a similar function.

Notwithstanding the foregoing, for as long as the Parent is the managing member of the Company, references to the Board of Directors of the Company shall mean the Board of Directors of Parent.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. Notwithstanding the foregoing, any lease (whether entered into before or after the date of the indenture) that would have been classified as an operating lease pursuant to GAAP as in effect on the date of the indenture will be deemed not to represent a Capital Lease Obligation.

“Capital Stock” means:

(1)           in the case of a corporation, corporate stock;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)           United States dollars;

(2)           securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)           certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the United States, in each case having combined capital and surplus of at least $100.0 million and a short term deposit rating of no lower than “A2” or “P2” by S&P or Moody’s, respectively;

(4)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)           commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year from the date of creation thereof; and

(6)           money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)           the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));

(2)           the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)           the consummation of any transaction (including any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)), excluding the Qualifying Owners, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, units or the like;

(4)           the consummation of any transaction (including any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)), excluding the Qualifying Owners identified in clause (1) of the definition of Qualifying Owners, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Parent, measured by voting power rather than number of shares, units or the like, at a time when the Parent is the managing member of, or otherwise controls the management of, the Company; and

(5)           the occurrence of any other event that constitutes a Change of Control as defined in the Tax Receivable Agreement dated as of July 29, 2013 among Parent, the Company and the Members named therein, as in effect on the date of the indenture.

“Change of Control Offer” has the meaning assigned to that term in the indenture.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)           an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)           provision for taxes based on income or profits or Permitted Tax Distributions of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes or Permitted Tax Distributions was deducted in computing such Consolidated Net Income; plus

(3)           the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)           depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(5)           if such Person accounts for its oil and natural gas operations using successful efforts or a similar method of accounting, consolidated exploration and abandonment expense of such Person and its Restricted Subsidiaries; minus

(6)           non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; and minus

(7)           to the extent increasing such Consolidated Net Income for such period, the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis determined in accordance with GAAP and without any reduction in respect of Preferred Stock dividends or distributions; provided that:

(1)           any gain (losses) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business or any gain (loss) upon the sale or other disposition of any Capital Stock of any Person will be excluded;

(2)           the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(3)           the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(4)           the cumulative effect of a change in accounting principles will be excluded;

(5)           unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including those resulting from the application of FASB ASC 815 will be excluded;

(6)           any asset impairment writedowns on Oil and Gas Properties under GAAP or SEC guidelines will be excluded;

(7)           any extraordinary or nonrecurring gains or losses, together with any related provision for taxes or Permitted Tax Distributions on such gains or losses will be excluded;

(8)           income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) will be excluded;

(9)           all gains or deferred financing costs written off, and premiums paid, in connection with any early extinguishment of Indebtedness will be excluded;

(10)         any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards will be excluded; and

(11)         an amount equal to the Permitted Tax Distributions paid for such period will be excluded.

“Consolidated Net Working Capital” means (a) all current assets of the Company and its Restricted Subsidiaries except current assets from Oil and Natural Gas Hedging Contracts, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except (i) current liabilities included in Indebtedness, (ii) current liabilities associated with asset retirement obligations relating to oil and gas properties and (iii) any current liabilities from Oil and Natural Gas Hedging Contracts, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP (excluding any adjustments made pursuant to FASB ASC 815).

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Credit Agreement” means that certain Credit Agreement, dated as of December 31, 2009, as amended, by and among the Company and Wells Fargo Bank, N.A., as administrative agent and issuing bank, and certain financial institutions, as lenders, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means one or more debt facilities (including the Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, capital market financings, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time following the indenture’s execution.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officers’ certificate, setting forth the basis of such valuation and executed by the principal financial officer and one other officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” of any Person means (1) any and all Capital Stock of such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such Capital Stock of such Person, but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

“Equity Offering” means a sale of Equity Interests of the Parent (other than Disqualified Stock and other than to a Subsidiary of the Parent) made for cash on a primary basis by the Parent after the date of the indenture, the proceeds of which are contributed to the Company.

“Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company in the case of amounts of $25.0 million or more and otherwise by an officer of the Company (unless otherwise provided in the indenture).

“FASB ASC 815” means Financial Accounting Standards Board Accounting Standards Codification Topic No. 815, Derivatives and Hedging.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four- quarter period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period (except that in making such calculation, the amount of Indebtedness under any revolving Credit Facility outstanding on the Calculation Date will be deemed to be (i) the average daily balance of such Indebtedness during such four-quarter period or such shorter period for which such facility was outstanding or (ii) if such revolving Credit Facility was created after the end of such four-quarter period, the average daily balance of such Indebtedness during the period from the date of creation of such revolving Credit Facility to the Calculation Date, provided that such average daily balance shall take into account any repayment of Indebtedness under such revolving Credit Facility to the extent of any related commitment termination). For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by the chief financial or accounting officer of the Company; provided that such officer may in his or her discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated Cash Flow, including any pro forma expenses and cost reductions, that have occurred or in the judgment of such officer are reasonably expected to occur within 12 months of the date of the applicable transaction (regardless of whether such expense or cost reduction or any other operating improvements could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the SEC) and that are set forth in an officers’ certificate signed by the chief financial or accounting officer that states (a) the amount of each such adjustment and (b) that such adjustments are based on the reasonable good faith belief of the officers executing such officers’ certificate at the time of such execution and the factual basis on which such good faith belief is based.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)           acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period;

(2)           the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)           the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)           any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)           any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)           if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness, if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)           the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding (i) any interest attributable to Dollar-Denominated Production Payments and (ii) write-off of deferred financing costs), but including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)           the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)           any interest on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)           all dividends or distributions, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any series of Preferred Stock of its Restricted Subsidiaries, other than dividends or distributions on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person, in each case, on a consolidated basis and determined in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise). When used as a verb, “Guarantee” has a correlative meaning.

“Guarantors” means the Parent and any Subsidiary of the Company that Guarantees the Notes in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any (a) Interest Rate Agreement and (b) Oil and Gas Hedging Contract.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)           in respect of borrowed money;

(2)           evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)           in respect of bankers’ acceptances;

(4)           representing Capital Lease Obligations; or

(5)           representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed,

if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (i) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (x) the Fair Market Value of such asset as such date of determination and (y) the amount of such Indebtedness of such other Person and (ii) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person (including, with respect to any Production Payment, any warranties or guarantees of production or payment by such Person with respect to such Production Payment, but excluding other contractual obligations of such Person with respect to such Production Payment). Subject to the preceding sentence, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)           such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2)           such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “Joint Venture General Partner”); and

(3)           there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person;

and then such Indebtedness shall be included in an amount not to exceed:

(a)           the lesser of (i) the net assets of the Joint Venture General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)           if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Fixed Charges to the extent actually paid by such Person or its Restricted Subsidiaries.

Notwithstanding the preceding, “Indebtedness” of a Person shall not include:

(1)           accrued expenses, royalties and trade payables;

(2)           any obligations under Interest Rate Agreements and Oil and Gas Hedging Contracts;

(3)           any obligation arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, Guarantees, adjustment of purchase price, holdbacks, contingency payment obligations or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that such Indebtedness is not reflected on the face of the balance sheet of the Company or any Restricted Subsidiary;

(4)           any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five business days of incurrence;

(5)           in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

(6)           any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens;

(7)           any obligation of such Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property; and

(8)           any repayment or reimbursement obligation of such Person or any of its Restricted Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Restricted Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness.

“Interest Rate Agreement” means any interest rate swap agreement (whether from fixed to floating or from floating to fixed), interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in interest rates and is not for speculative purposes.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities (excluding any interest in an oil or natural gas leasehold to the extent constituting a security under applicable law), together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of the Company dated as of July 26, 2013 as in effect on the date of the indenture.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to the ratings business thereof.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale but excluding any non-cash consideration deemed to be cash for purposes of the “Asset Sales” provisions of the indenture), net of the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable (including, for this purpose, any associated Permitted Tax Distributions) as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than revolving credit Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)           as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, except for Customary Recourse Exceptions; and

(2)           as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Company or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary), except for Customary Recourse Exceptions.

“Note Guarantee” means any Guarantee by a Guarantor of the Issuers’ Obligations under the indenture and the notes, as provided in the indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Oil and Gas Business” means (i) the acquisition, exploration, development, production, operation and disposition of interests in oil, gas and other Hydrocarbon properties, (ii) the gathering, marketing, treating, processing (but not refining), storage, selling and transporting of any production from such interests or properties, (iii) any business relating to exploration for or development, production, treatment, processing (but not refining), storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith and (iv) any activity that is ancillary to or necessary or appropriate for the activities described in clauses (i) through (iii) of this definition.

“Oil and Gas Hedging Contracts” means any puts, cap transactions, floor transactions, collar transactions, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons to be used, produced, processed or sold by the Company or any of its Restricted Subsidiary that are customary in the Oil and Gas Business and designed to protect such Person against fluctuation in Hydrocarbons prices and not for speculative purposes.

“Oil and Gas Properties” means all properties, including equity or other ownership interest therein, owned by such Person or any of its Restricted Subsidiaries which contain or are believed to contain “proved oil and gas reserves” as defined in Rule 4-10 of Regulation S-X of the Securities Act.

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of any other Person existing at the time (a) such Person became a Restricted Subsidiary of the Company or (b) such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries; provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, as applicable, either

(1)           immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Company or such Person (if the Company is not the survivor in the transaction) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” or

(2)           immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company or such Person (if the Company is not the survivor in the transaction) is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.

“Permitted Business Investments” means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including (i) ownership interests in oil, natural gas, other Hydrocarbon properties or any interest therein or gathering, transportation, processing, storage or related systems or ancillary real property interests, (ii) Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral interests, processing agreements, farm in agreements, farm-out agreements, developments agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements (including for limited liability companies) with third parties, and (iii) direct or indirect ownership interests or Investments in drilling rigs, fracturing units and other related equipment (including transportation equipment) or in Persons that own or provide such equipment.

“Permitted Investments” means:

(1)           any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)           any Investment in Cash Equivalents;

(3)           any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)           such Person becomes a Restricted Subsidiary of the Company; or

(b)           such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)           any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales,” including pursuant to an Asset Swap;

(5)           any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company or a direct or indirect parent of the Company;

(6)           any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes;

(7)           Investments represented by Hedging Obligations;

(8)           loans or advances to officers, directors or employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $2.5 million at any one time outstanding;

(9)           repurchases of the notes;

(10)         any Guarantee of Indebtedness of the Company or a Restricted Subsidiary permitted to be incurred by the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(11)         any Investment existing on, or made pursuant to binding commitments existing on, the date of the indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of the indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the indenture or (b) as otherwise permitted under the indenture;

(12)         Investments acquired after the date of the indenture as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by the covenant described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets,” to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(13)         Permitted Business Investments;

(14)         receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(15)         endorsements of negotiable instruments and documents in the ordinary course of business;

(16)         any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(17)         Guarantees of performance or other obligations (other than Indebtedness) of the Company or a Restricted Subsidiary arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business; and

(18)         other Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (18) that are at the time outstanding that do not exceed the greater of (a) $75.0 million and (b) 5.0% of Adjusted Consolidated Net Tangible Assets; provided, however, that if any Investment pursuant to this clause (18) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (18) for so long as such Person continues to be a Restricted Subsidiary.

“Permitted Liens” means:

(1)           Liens securing Indebtedness and other Obligations under Credit Facilities that was permitted by the terms of the indenture to be incurred under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2)           Liens in favor of the Company or the Guarantors;

(3)           Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company;

(4)           Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(5)           Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers’ compensation obligations, bid, plugging and abandonment and performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(6)           Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness and any Permitted Refinancing Indebtedness permitted by such clause (4);

(7)           Liens existing on the date of the indenture (other than Liens described in another clause of this definition);

(8)           Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

(9)           Liens to secure any Indebtedness permitted to be incurred under the indenture that refinances or replaces Indebtedness that was secured under clauses (3), (4), or (7) (or any Lien replacing or extending the foregoing Liens); provided, however, that:

(a)           the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)           the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(10)         Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(11)         filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(12)         bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(13)         Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(14)         Liens in respect of Production Payments and Reserve Sales; provided that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales;

(15)         Liens arising under oil and gas leases or subleases, assignments, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, licenses, sublicenses and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

(16)         Liens to secure performance of Hedging Obligations of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business; and

(17)         Liens with respect to Indebtedness incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company that does not exceed in aggregate principal amount at any one time outstanding the greater of (a) $75.0 million and (b) 5.0% of Adjusted Consolidated Net Tangible Assets determined on the date of such incurrence.

“Permitted Payments to Parent” means, without duplication as to amounts:

(1)           payments to any parent companies of the Company (i) to pay reasonable accounting, legal, investment banking fees and administrative expenses (including director and officer insurance) of such parent companies when due and (ii) to pay fees and expenses (including franchise or similar taxes) required to maintain their corporate existence, customary salary, bonus and other benefits payable to directors, officers and employees of any direct parent of the Company and general corporate overhead expenses of any direct parent of the Company to the extent such fees and expenses are attributable to the ownership or operation of the Company and its Subsidiaries; and

(2)           dividends or distributions paid to such parent companies, if applicable, in amounts equal to amounts required for such parent companies, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Company or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, the Company incurred in accordance with the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.”

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)           the principal amount (or accreted value, if applicable), of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness, and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)           such Permitted Refinancing Indebtedness has a final maturity date or redemption date, as applicable, that is (a) later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the notes;

(3)           if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or the Note Guarantees, as applicable, on terms at least as favorable to the holders of the notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)           such Indebtedness is not incurred (other than by way of a Guarantee) by a Restricted Subsidiary of the Company (other than Finance Corp.) if the Company is the issuer or other primary obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Permitted Tax Distributions” means (1) for any calendar year or portion thereof during which the Company is a pass-through entity for U.S. federal income tax purposes, payments and distributions to the members or partners of the Company, on or prior to each estimated tax payment date as well as each other applicable due date, in an amount not to exceed the product of (i) the total aggregate taxable income of the Company and its Subsidiaries which is allocable to its members or partners as a result of the operations or activities of the Company and its Subsidiaries during the relevant period, multiplied by (ii) the highest combined marginal federal, state and local income tax rates applicable to any member or partner of the Company (or, if any of them are themselves a pass-through entity for U.S. federal income tax purposes, their members or partners) and (2) without duplication, any other payment or distribution permitted by Section 4.4 of the LLC Agreement. For purposes of clause (i) above, the taxable income of the Company shall be determined by disregarding any adjustment to the taxable income of any member or partner of the Company that arises under Section 734(b) or Section 743(b) of the Code.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other similar Equity Interests (however designated) of such Person whether outstanding or issued after the date of the indenture.

“Production Payments” means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or any of its Restricted Subsidiaries to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or any of its Restricted Subsidiaries.

“Qualifying Owners” means, collectively, (1)(a) Metalmark Capital Partners (C) II, L.P., (b) any fund, investment account, or other investment vehicle managed by Metalmark Capital Management II LLC, (c) any Affiliate of Metalmark Capital Partners (C) II, L.P., a majority of whose outstanding Voting Securities are, directly or indirectly, held by Metalmark Capital Partners II GP, L.P., or any individuals that are Affiliates of Metalmark Capital Partners (C) II, L.P., (d) Jones Energy Management, LLC, and (e) any Affiliate of Jones Energy Management, LLC, a majority of whose outstanding Voting Securities are, directly or indirectly, held by Jones Energy Management, LLC and (2) the Parent and its Subsidiaries.

“Reporting Default” means a Default described in clause (4) under “—Events of Default and Remedies.”

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Except where expressly stated otherwise, all references to Restricted Subsidiaries refer to Restricted Subsidiaries of the Company.

“S&P” means Standard & Poor’s Ratings Services, and any successor to the ratings business thereof.

“Sale and Leaseback Transaction” means, with respect to the Company or any of its Restricted Subsidiaries, any arrangement with any other Person providing for the sale by the Company or any of its Restricted Subsidiaries to such other Person of any real property or equipment, acquired or placed into service by the Company or any of its Restricted Subsidiaries prior to such arrangement, whereby such real property or equipment is concurrently leased back by the Company or any of its Restricted Subsidiaries from such other Person.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1- 02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)                                 any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                                 any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means a Guarantor that is a Subsidiary of the Company.

“Treasury Rate” means, in respect of any redemption date, the yield to maturity as of the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 1, 2017; provided, however, that if the period from the redemption date to April 1, 2017, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company will (1) calculate the Treasury Rate no later than the second (and no earlier than the fourth) business day preceding the applicable redemption date and (2) prior to such redemption date file with the trustee an officers’ certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Unrestricted Subsidiary” means any other Subsidiary of the Company (excluding Finance Corp. but including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)                                 has no Indebtedness other than Non-Recourse Debt;

(2)                                 is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)                                 is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)                                 has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee would be released upon such designation.

All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of Capital Stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person; provided that with respect to the Company or a limited partnership or other entity which does not have a Board of Directors, Voting Stock means the managing membership interest or the Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person, as applicable.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing:

(1)                                 the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity or redemption, in respect of the Indebtedness or Disqualified Stock, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                                 the then outstanding aggregate amount of such Indebtedness or Disqualified Stock.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax considerations relevant to the exchange of outstanding notes for exchange notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of exchange notes. Some holders, including financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, dealers in securities or currencies, persons whose functional currency is not the U.S. dollar, or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction may be subject to special rules not discussed below.

We recommend that each holder consult its own tax advisor as to the particular tax consequences of exchanging such holder’s outstanding notes for exchange notes, including the applicability and effect of any foreign, state, local or other tax laws or estate or gift tax considerations.

The exchange of outstanding notes for exchange notes pursuant to the exchange offer will not constitute a taxable event for U.S. federal income tax purposes.  As a result, (1) a holder will not recognize a taxable gain or loss as a result of exchanging such holder’s outstanding notes for exchange notes, (2) the holding period of the exchange notes will include the holding period of the outstanding notes exchanged therefor, and (3) the adjusted tax basis of the exchange notes will be the same as the adjusted tax basis of the outstanding notes exchanged therefor immediately before such exchange.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such notes were acquired as a result of market-making activities or other trading activities. We have agreed to make this prospectus available for a period ending on the earlier of August 19, 2015 and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus during the time periods prescribed by applicable securities laws.

We will not receive any proceeds from the issuance of exchange notes in the exchange offer or from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of one year after the consummation of the exchange offer, we will promptly send a reasonable number of additional copies of the prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holder of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the exchange notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Baker Botts L.L.P. has issued an opinion about the legality of the exchange notes.

EXPERTS

The financial statements incorporated in this prospectus by reference to Exhibit 99.1 of Jones Energy, Inc.’s Current Report on Form 8-K dated February 5, 2015 for the year ended December 31, 2013 and the audited statement of revenue and direct operating expenses of Sabine Mid-Continent, LLC included in Exhibit 99.1 of Jones Energy, Inc.’s Current Report on Form 8-K/A dated December 18, 2013 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The information included in this prospectus regarding estimated quantities of proved reserves, the future net revenues from those reserves and their present value is based, in part, on estimates of the proved reserves and present values of proved reserves as of December 31, 2013, 2012 and 2011. The reserve estimates are based on reports prepared by Cawley Gillespie & Associates, Inc., independent reserve engineers. These estimates have been incorporated by reference in this prospectus in reliance upon the authority of each such firm as an expert in these matters.

$500,000,000 in Aggregate Principal Amount of

6.750% Senior Notes due 2022

PROSPECTUS

February 23, 2015

Until May 21, 2015, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.